Exhibit A-1



           _________________________________________________








                     CONSOLIDATED NATURAL GAS COMPANY

                                   AND

                   MANUFACTURERS HANOVER TRUST COMPANY,
                                               TRUSTEE



                                INDENTURE
                         Dated as of May 1, 1971



              $40,000,000 principal amount 8 3/8% Debentures
                             Due May 1, 1996

            _______________________________________________



                            TABLE OF CONTENTS


		                                             Page
Parties ...................................................1
Authorization of
Debentures.................................................1
Recitals:
      Form of May 1, 1996 Debenture (Front)................1
      Form of Trustee's Certificate........................3
      Form of May 1, 1996 Debenture (Reverse)..............3
Authorization of and consideration for the Indenture.......6


                              ARTICLE ONE.

                              Definitions.

Sec. 1.01.  Terms to have meanings assigned to them
			in the Trust Indenture Act of 1939,
                  unless otherwise defined.................7
Sec. 1.02.  Definitions to apply except where
                  otherwise indicated by context...........7
                  Accountant...............................7
                  Affiliate................................7
`                 Authorized newspaper.....................7
                  Capitalization...........................8
                  Company..................................8
                  Consolidated debt........................8
                  Consolidated income available for
		  	   interest and subsidiary preferred
                     stock dividends.......................8
			Consolidated net income available
                     for dividends.........................11
                  Consolidated net tangible assets.........12
                  Control..................................12
                  Debentureholders.........................13
                  Debentures...............................13
                  Engineer.................................13
                  Funded debt..............................13
                  Incur....................................13
                  Indebtedness.............................13
                  Indenture................................14
                  Independent..............................14
                  Independent accountant's certificate.....14

                                   ii


                  Officers' certificate....................15
                  Opinion of counsel.......................15
                  Outstanding..............................15
                  Person...................................16
                  Principal office of Trustee..............17
                  Record date..............................17
                  Registered holder........................17
                  Resolution...............................17
                  Responsible officer......................17
                  Restricted subsidiary....................17
                  Security.................................18
                  Subsidiary...............................18
                  Subsidiary preferred stock...............18
                  Trustee..................................18
                  Voting shares............................18

                               ARTICLE TWO.

          DESCRIPTION, EXECUTION, REGISTRATION, REGISTRATION OF
                 TRANSFER AND EXCHANGE OF DEBENTURES.

Sec. 2.01.     Issuable in series and registered form
                     without coupons.......................19
                  Date of Debentures.......................19
                  Record date for payment of interest......20
                  Place of payment of Debentures...........20
Sec. 2.02.	Provisions any series may contain..............21
Sec. 2.03.	Numbers, designations, legends, etc.
                     on Debentures.........................22
Sec. 2.04.	Execution and authentication of
                     Debentures............................22
Sec. 2.05.	Registration of Debentures.....................23
Sec. 2.06.	Exchange and registration of transfer
                     of Debentures.........................23
Sec. 2.07.	Temporary Debentures...........................24
Sec. 2.08.	Recognition of registered holders
                     of Debentures.........................25
Sec. 2.09.	Mutilated, destroyed, lost or stolen
                     Debentures............................25
Sec. 2.10.	Upon consolidation, merger or
			   transfer, new Debentures of
                     successor corporation may be issued...26
Sec. 2.11.	Change of name of Company......................27

                                   iii

                              ARTICLE THREE.

                       The May 1, 1996 Debentures.

Sec. 3.01.	Designation - maturity - interest
			   payment dates - issuable as
			   registered Debentures without
			   coupons - limitation of principal
                     amount................................27
Sec. 3.02.	Right to redeem - redemption prices
			   for optional and sinking fund
                     redemption............................27
Sec. 3.03.	Sinking Fund - redemption dates and
			   principal amounts of Debentures
                     to be redeemed........................28
			Sinking Fund installments may be
                     anticipated...........................28
			Officers' Certificate to be filed
			   when Debentures are delivered
			   for the account of the Sinking
			   Fund and Debentures are called
			   for redemption for the Sinking
                     Fund..................................29

                              ARTICLE FOUR.

                          Issue of Debentures.

Sec. 4.01.	Aggregate principal amount of
			   Debentures; all Debentures
			   equally and ratable entitled
                     entitled to benefits of Indenture.....29
Sec. 4.02.	$40,000,000 principal amount of
			   May 1, 1996 Debentures issuable
                     forthwith.............................29
Sec. 4.03.	Additional Debentures..........................30

                              ARTICLE FIVE.

                        Redemption of Debentures.

Sec. 5.01.  Reservation of right to redeem.................32
Sec. 5.02.  Mailing of notice of redemption................32
                  Contents of notice of redemption.........33
			Selection in case of partial
                     redemption............................33
Sec. 5.03.	Payment of Debentures called for
                     redemption............................34
                                   iv

                               ARTICLE SIX.

Particular Covenants of the Company.


Sec. 6.01.	To pay principal, premium, if any,
			   and interest; payment date on
                     Sunday, holiday, etc..................34
Sec. 6.02.	To maintain office or agency for
			   presentation of Debentures;
                     appointed agent.......................35
Sec. 6.03.	Furnish paying agent moneys for
			   payment of Debentures and interest
                     thereon...............................35
Sec. 6.04.	Negative pledge clause and exceptions
                     thereto...............................35
Sec. 6.05.	(a) Restrictions on sale of common
			   or voting shares of restricted
                     subsidiaries..........................37
			(b) Restrictions on issue of common
                     or voting shares by subsidiaries......37
Sec. 6.06.	Restrictions on additional funded
			   debt of Company and its
		        subsidiaries and preferred stock
                     of subsidiaries.......................38
Sec. 6.07.	Other restrictions on additional
			   funded debt and preferred stock
                     of subsidiaries.......................39
			Restrictions on funded debt and pre-
			   ferred stock of new subsidiary
                    company................................39
			Restrictions on dividends of sub-
                     sidiary companies.....................39
Sec. 6.08.	Restriction on dividends.......................39
Sec. 6.09.	Not to consolidate, merge or transfer
			   property unless specified ratios
                      omplied with.........................41
			Securing the Debentures in consol-
			   idation, merger or transfer of
                     property..............................42
Sec. 6.10.  Reports to Trustee.............................43
Sec. 6.11.  To maintain corporate existence................44
Sec. 6.12.  Of further assurance...........................45
Sec. 6.13.  Company to cause subsidiaries to
                     take specified actions................45
Sec. 6.14.	Company to file annually with Trustee
                     a certificate of no default...........46

                               ARTICLE SEVEN.

Remedies of Trustee and Debentureholders.


Sec. 7.01.  Defaults defined...............................47
Sec. 7.02.  Declaration of maturity of principal
			   on default............................48
			Waiver of declaration of maturity........48
Sec. 7.03.  Company, failing to pay when due any
			   principal or for sixty days any
			   installment of interest, will pay to
			   Trustee at its request whole amt.due..49
                     Upon failure to pay, Trustee may
                     recover judgment......................49
			Recovery of judgment to be for ratable
                     benefit of Debentureholders...........49
			Trustee appointed attorney-in-fact for
                     Debentureholders to file claims.......49
Sec. 7.04.	Application of moneys collected by
                     Trustee...............................50
Sec. 7.05.	Debentures credited on purchase price
                     in case of sale.......................51
Sec. 7.06.	A default subsisting, Trustee may
			   enforce rights by judicial
			   proceedings; Trustee entitled to
                     have receiver appointed...............52
Sec. 7.07.	Holders of majority of Debentures may
                     direct proceedings....................52
			Waiver of defaults on request of
                     Debentureholders......................52
Sec. 7.08.	Right of Debentureholders to institute
                     proceeding............................53
			Assessment of costs and attorney's
                     fees in legal proceedings.............54
Sec. 7.09.  Remedies cumulative............................54
Sec. 7.10.  Waiver of stay or extension laws...............55

                             ARTICLE EIGHT.

       Debentureholders' Acts, Holdings and Apparent Authority.

Sec. 8.01.	Form of instruments executed by
                     Debentureholders......................55
                  Proof of execution.......................55
                  Proof of holding of Debentures...........55
Sec. 8.02		Debentures owned by Company or
			  affiliates to be disregarded in
                    certain cases..........................56

                              ARTICLE NINE.

               Reports by the Company and the Trustee and
                        Debentureholders' Lists.

Sec. 9.01.  Reports by Trustee.............................56
                    (a) annual report to Debentureholders..56
			  (b) special reports to Debenture-
                        holders............................57
			  (c) manner and extent of transmitting
                         eports............................57
			  (d) copies to be filed with the
				Securities and Exchange Commission
                        and with stock exchanges...........57
Sec. 9.02.  Reports by Company.............................57
			  (a) reports and information to be
                        filed with Trustee.................57
			  (b) additional information and
				reports to be filed with Trustee
				and the Securities and Exchange
                        Commission.........................58
                    (c)reports to Debentureholders.........58
Sec. 9.03.  Debentureholders' lists........................58
			  (a) Company to furnish Trustee with
				names and addresses of Debenture
                        holders............................58
                    (b) Trustee to preserve information....59
		   	  (c) Debentureholders' right to access
				to names and addresses of other
                        Debenture holders..................59
				- authority of the Securities and
				  Exchange Commission with respect
                          to Debentureholders'lists........60
				- Trustee not liable for disclo-
                          sure.............................60

                              ARTICLE TEN.

                         Concerning the Trustee.

Sec. 10.01.	Acceptance of trusts upon specified
                     conditions............................61
			  (a) Trustee entitled to compensa-
                        tion and expenses..................61
			  (b) Trustee may act by agents and
                        attorneys..........................62
			  (c) Trustee not responsible for
                        recitals of fact...................62
				- no representation with respect
                        to validity of Indenture...........62
				- not accountable for application
                        of proceeds of Debentures..........62

                    (d) Trustee may consult with counsel...62
			  (e) Trustee may rely upon certificate
                        as to adoption of resolutions......62
			  (f) Trustee may become owner or
                        pledgee of Debentures..............62
			  (g) Action at request of or with
				consent of Debentureholder
                        binding on future holders..........62
			  (h) Trustee entitled to security
                        against costs......................63
			  (i) Trustee protected in relying on
                        documents..........................63
			  (j) Trustee may accept officers'
                         ertificate as proof of facts......63

Sec. 10.02.	Duties of Trustee in case of default...........63
			- Trustee to use same degree of care as
                    prudent man would use..................63
			- Trustee not to be relieved from
			  liability for negligence or willful
                    misconduct.............................63
			- except:
                    (1) when no default subsisting.........63
				(a) Trustee liable only for
			           performance of duties
                               specifically set forth......63
				(b) Trustee may conclusively rely
					 on opinions, certificates
					 and statements furnished to
                               it pursuant to Indenture....64
			  (2) Trustee not liable for error of
				   judgment made in good faith by
                           responsible officer.............64
			  (3) Trustee not liable for action or
				   nonaction at direction of
				   holders of majority of
                           Debentures......................64
			-  Trustee may examine books and
                         records of the Company............64
Sec. 10.03. Notice to Debenture holders of default.........65
Sec. 10.04.	Resignation of Trustee and notice
                     thereof...............................65
                  Removal of Trustee.......................66
Sec. 10.05.	Disqualification of Trustee by reason
                     of conflicting interest...............66
			  (a) Trustee to resign as a result
                           of conflicting interest.........66
			  (b) Notice to Debentureholders of
                           failure to resign...............66
			  (c) Right of Debentureholders to
				   petition for removal of
                           Trustee.........................66
			  (d) Meaning of the term "conflicting
                           interest".......................66

Sec. 10.06.	Appointment of successor trustee...............72
                  - by Debentureholders....................72
                  - by Company.............................72
                  - notice of appointment by Company.......73
                  - appointment by a court.................73
			Company covenants to appoint successor
			  trustee having specified qualify-
                     cations	.............................73
			Trustee to resign if specified
                     ualifications are not met.............74
			Execution of instruments by successor
			  trustee, predecessor trustee and
                 Company	.............................74
Sec. 10.07	Consolidation and merger of Trustee............74
Sec. 10.08.	Trustee required to account for
			  amounts collected as creditor of
                    Company under certain conditions.......75
			  (a) Trustee, if a creditor, to set
				   apart and hold certain moneys
				   in a special account during
                           default.........................75
			  (b) situations not requiring Trustee
                           to account......................76
			  (c) apportionment of funds and
                           property set apart..............77
			  (d) in case of resignation of the
                           Trustee.........................78
			  (e) meaning of certain terms as used
                           in Section 10.08................78
			  (f) creditor relationships to which
                           Section 10.08 not applicable....78

                             ARTICLE ELEVEN.

                               Defeasance.

Sec. 11.01.	Discharge of Indenture upon payment of
                        Debentures.........................80
Sec. 11.02.	Discharge of Indenture upon deposit
                        of moneys..........................80
Sec. 11.03.	Interest on moneys deposited with
                        Trustee or other depositary........81
			Moneys unclaimed for six years after
				maturity of Debentures to be
                        returned to Company................81
			Moneys deposited with Trustee to pay
				principal or interest to be held
                        in trust...........................81

                             ARTICLE TWELVE.

            Immunity of Incorporators, Stockholders, Officers
                              And Directors.



Liability solely corporate.................................81

                            ARTICLE THIRTEEN.

                     Consolidation, Merger and Sale.

Sec. 13.01.	Consolidation, merger or sale per-
                    mitted under certain conditions........82
Sec. 13.02.	Substitution of successor corporation
                    for the Company........................83

ARTICLE FOURTEEN.

Supplemental Indentures.

Sec. 14.01	Supplemental indentures by Company and
                     Trustee...............................84
                    (a) to add covenants and agreements....84
                    (b) to add provisions in case of
                          pledge or mortgage...............84
                    (c) to evidence succession to Company..84
			  (d) to correct or supplement existing
                          provisions.......................84
			  (e) to establish terms of Debentures
                          of any new series................84
			Trustee's reliance on Company's
                    request................................84
Sec. 14.02.	Supplemental indentures with consent
                    of Debentureholders....................84
Sec. 14.03.	Authorization to Trustee for execution
                    of supplemental indentures.............85
Sec. 14.04.	Supplemental indenture deemed a part
			  of this Indenture; to conform to
			  provisions of Trust Indenture Act
                    of 1939................................86

                             ARTICLE FIFTEEN.

                         Miscellaneous Provisions.


Sec. 15.01.	Benefits restricted to parties and
                    holders of Debentures..................87
Sec. 15.02.	Cancellation of Debentures paid,
                    redeemed or otherwise retired..........87
Sec. 15.03.	Evidence of compliance with conditions
                    precedent..............................87
			Execution of notices, requests,
                    certificates or statements.............88
                  Contents of certificates and opinions....88
Sec. 15.04.	Provisions required by Trust Indenture
                    Act of 1939 to control.................88
Sec. 15.05.	Service of notices and demands.................88
Sec. 15.06.	Execution in counterparts......................88
Sec. 15.07.	Governing law..................................88
Testimonium................................................88
Execution..................................................89
Acknowledgment.............................................90


	INDENTURE dated as of May 1, 1971, between CONSOLIDATED NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), party of the first part, and MANUFACTURERS HANOVER TRUST COMPANY, a corporation organized and existing under the laws of the State of New York, having its principal office, presently located at 40 Wall Street, in The City of New York, State of New York (hereinafter called the "Trustee"), party of the second part.

	WHEREAS, the Company deems it necessary from time to time to issue its debentures for its proper corporate purposes and to that end has duly authorized the execution and delivery of this Indenture to provide for the issue of its debentures, to be issued in one of more series, to be designated generally as its "Debentures", the debentures of each series to be issuable as registered debentures without coupons, all such Debentures to be authenticated by the certificate of the Trustee, the Debentures of each particular series to be identical as far as may be with one another in tenor; and

	WHEREAS, all action on the part of the Company necessary to authorize an initial issue hereunder of $40,000,000 principal amount of Debentures of a series to be designated 8 3/8% Debentures Due May 1, 1996 (hereinafter called the "May 1, 1996 Debentures") has been duly taken; and

	WHEREAS, the May 1, 1996 Debentures and the Trustee's authentication certificate on all Debentures are to be substantially in the forms following, respectively:

              (FORM OF MAY 1, 1996, DEBENTURE)

                           (FRONT)

              CONSOLIDATED NATURAL GAS COMPANY
              8 3/8% Debenture Due May 1, 1996

       No..........			       $.......


	CONSOLIDATED NATURAL GAS COMPANY, a Delaware
corporation (hereinafter called the "Company", for value
received, hereby promises to pay to              or
registered assigns, the sum of                Dollars, at
the principal corporate trust office of Manufacturers Hanover Trust Company, Trustee under an Indenture hereinafter mentioned, or its successors as such Trustee, in the Borough of Manhattan, in The City of New York, on the first day of May, 1996, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from the first day of May or November, as the case may be, to which interest hereon has been paid next preceding the date hereof (unless the date hereof is a May 1 or a November 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from May 1, 1971), at the rate of 8 3/8% per annum, payable at said office semi-annually on the first day of May and the first day of November in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in the Indenture which is referred to on the reverse hereof, be paid to the person in whose name this Debenture is registered at the close of business on the 15th day of April preceding such May 1 or the 15th day of October preceding such November 1, as the case may be. Interest may be paid, at the option of the Company, by check mailed to the registered holder at his address last appearing on the registration books of the Company.

	Reference is hereby made to the further provisions of this Debenture set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this point.

	This Debenture shall not be valid or become obligatory for any purpose until it shall have been authenticated by the certificate, hereon endorsed, of the Trustee under the Indenture.


	IN WITNESS WHEREOF, Consolidated Natural Gas Company has caused this Debenture to be signed in its corporate name by its Chairman of the Board, or its President, or one of its Vice-Presidents, manually or in facsimile, and a facsimile of its corporate seal to be imprinted or engraved hereon, and attested by the manual or facsimile signature of its Secretary, or an Assistant Secretary.

Dated,
				Consolidated Natural Gas Company,

					By

						Chairman of the Board.

Attest:

						Secretary.

                          TRUSTEE'S CERTIFICATE

	This is one of the Debentures, of the Series designated therein, described in the within-mentioned Indenture.

				MANUFACTURERS HANOVER TRUST COMPANY,
								As Trustee,

					By

								Authorized Officer.

                      (Form of May 1, 1996 Debenture)

                                 (Reverse)

                      Consolidated Natural Gas Company
                      8 3/8% Debenture Due May 1, 1996

                                 (Continued)

	This Debenture is one of a duly authorized issue of Debentures of the Company (herein referred to as the "Debentures") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of May 1, 1971 (herein referred to as the "Indenture"), duly executed and delivered between the Company and Manufacturers Hanover Trust Company (herein called the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights thereunder of the Trustee, the rights of the registered holders of the Debentures and of the duties thereunder of the Trustee and the Company. The Debentures may be issued for various principal sums and may be issued in series, which may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 8 3/8% Debentures Due May 1, 1996 of the Company (herein referred to as the "May 1, 1996 Debentures") issued under the Indenture.

	The rights and obligations of the Company and of the holders of Debentures may be changed and modified at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders of at least 66 2/3% in principal amount of all Debentures then outstanding and of the holders of at least 66 2/3% in principal amount of the Debentures then outstanding of any series specifically affected by such change or modification,in case one or more, but less than all, of the series of Debentures then outstanding under the Indenture are so affected, all in the manner and subject to the limitations set forth in the Indenture, provided that no such change or modification by such supplemental indenture shall extend the maturity of, or reduce the rate of interest or the redemption premium, if any, on, or otherwise modify the terms of payment of the principal or interest or redemption premium, of any Debenture, without the express consent of the holder of each Debenture so affected. Any such consent by the holder of this Debenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture, irrespective of whether or not any notation of such consent is made upon this Debenture.

	The May 1, 1996, Debentures may be redeemed prior to maturity, at the option of the Company, as a whole at any time, or in part from time to time, and for the Sinking Fund for the May 1, 1996 Debentures on May 1, 1976 and on any May 1 thereafter, upon not less than thirty days' previous notice given by mail to the registered holders, all as provided in the Indenture, at the Regular Redemption Prices (expressed in percentages of principal amount) set forth below if redeemed otherwise than by operation of the provisions of said Sinking Fund, or at the Sinking Fund Redemption Prices (expressed in percentages of principal amount) set forth below if redeemed by the operation of said Sinking Fund, together in each case with accrued interest to the redemption date:


If Redeemed 				  If Redeemed
During 12-Mo. Regular	 Sinking Fund During 12-Mo. Regular    Sinking Fund
Period        Redemption Redemption   Period        Redemption Redemption
May 1         Prices     Prices       May 1         Prices     Prices

 1971        108.64%        --          1984..        103.96%   100.19%
 1972        108.28         --          1985..        103.60    100.18
 1973        107.92         --          1986..        103.24    100.17
 1974        107.56         --          1987..        102.88    100.16
 1975        107.20         --          1988..        102.52    100.15
 1976        106.84       100.25%       1989..        102.16    100.14
 1977        106.48       100.24        1990..        101.80    100.12
 1978        106.12       100.24        1991..        101.44    100.11
 1979        105.76       100.23        1992..        101.08    100.09
 1980        105.40       100.22        1993..        100.72    100.07
 1981        105.04       100.22        1994..        100.36    100.05
 1982        104.68       100.21        1995..        100.00    100.00
 1983        104.32       100.20
provided, that none of the Debentures may be redeemed at the option of the Company prior to May l, 1976, if funds for such redemption are obtained by the Company, directly or indirectly, from or in anticipation of borrowings at a cost of money to the Company (computed in accordance with generally accepted financial practice) of less than 8.44% per annum.

	  In case a default, as defined in the Indenture, shall occur, the principal of all the Debentures then outstanding may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be rescinded by the holders of a majority in principal amount of all Debentures then outstanding.

	  This Debenture is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the principal corporate trust office of the Trustee in said Borough of Manhattan, upon surrender and cancellation of this Debenture, and, thereupon, a new May 1, 1996 Debenture or Debentures, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee in exchange therefor as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustee may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

	The May 1, 1996 Debentures are issuable as registered Debentures without coupons in the denominations of $1,000 and any multiple thereof authorized by the Board of Directors. The May 1, 1996 debentures may be exchanged without payment of a service charge for a like aggregate principal amount of May l, 1996 Debentures of other authorized denominations at the principal corporate trust office of the Trustee and in the manner and subject to the limitations provided in the Indenture.

	If any or all of the Debentures of any series are to be redeemed, the Company shall not be required (i) to register the transfer of, or exchange, any Debenture of such series during a period beginning at the opening of business 15 days before the day of mailing of the notice of redemption and ending at the close of business on such day, (ii) to register the transfer of, or exchange, any Debenture which has been called for redemption in whole, or the called portion of any Debenture which has been called for redemption in part, (iii) to register the transfer of, or exchange, the uncalled portion of any Debenture which has been selected for redemption in part, in the absence of instructions from the holder thereof authorizing the Company to retain for redemption on the redemption date the portion of such Debenture representing the principal amount which has been selected for redemption, together with instructions for the registration and delivery of the new Debenture to be issued for the principal amount which has not been selected for redemption, or (iv) to register the transfer of, or exchange, after the close of business on any record date, as defined in the Indenture, any Debenture which has been selected for redemption in whole or in part if the date fixed for such redemption shall fall within the period subsequent to such record date to and including the interest payment date next following such record date.

	No recourse shall be had for the payment of the principal of, or the interest on, or the premium, if any, on this Debenture, or any part thereof, or for any claim based hereon or otherwise in respect hereof or of the indebtedness represented hereby, or based on any obligation, covenant or agreement of the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation
(either directly or through the Company or any such successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all liability, if any, of that character against every such incorporator, stockholder, officer and director being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

            [END OF FORM OF MAY l, 1996 DEBENTURE]

	AND WHEREAS the Company by due corporate action has determined to execute an indenture in the form of this Indenture, and all things necessary to make the Debentures, when executed by the Company and authenticated by the Trustee and issued upon the terms and conditions hereinafter set forth, the valid, binding and legal obligations of the Company in accordance with their terms and to make this Indenture a valid, binding and legal agreement, have been done and performed;

	Now, THEREFORE, THIS INDENTURE WITNESSETH that for and in consideration of the premises and of the acceptance or purchase of the Debentures by the holders thereof and of the sum of One Hundred
Dollars ($100) lawful money of the United States of America to it in hand paid by the Trustee at or before the ensealing and delivery of this Indenture, the receipt whereof the Company hereby acknowledges, the Company covenants and agrees with the Trustee, for the equal benefit of all the present and future holders of the Debentures, without preference, priority or distinction of any of the Debentures over any of the others by reason of difference in series, priority in time of issuance, negotiation or maturity thereof, or otherwise, as follows:

                               ARTICLE ONE.

                               Definitions.

	SECTION 1.01. Unless Otherwise defined in this Indenture, all terms used herein, or in any indenture supplemental hereto, shall have the meanings assigned to them in the Trust Indenture Act of 1939.

	SECTION 1.02. Except where otherwise indicated by the context, the following terms wherever used in this Indenture shall have the meanings hereinafter set forth:

Accountant:

	The term "accountant" shall mean a person engaged in the profession of accounting, whether or not such person shall be an officer, director or employee of the Company or of any affiliate of the Company.

Affiliate:

	The term "affiliate" of any specified person shall mean any other person, directly or indirectly, controlling, controlled by or under direct or indirect common control with such specified person.

Authorized Newspaper:

	The term "authorized newspaper" shall mean a newspaper printed in the English language and customarily published at least once a day on each business day (any day other than a day when banking institutions in The City of New York are authorized or obligated to close) in each calendar week and of general circulation in the Borough of Manhattan, The City
                              8

and State of New York, whether or not such newspaper is published on Saturdays, Sundays and legal holidays.

Capitalization:

	The term "capitalization", as applied to a subsidiary of the Company, shall mean the aggregate of its indebtedness and capital stock (including that held by the Company and by other subsidiaries) and its surplus, as shown by its books of account.

Company:

	The term "Company" shall mean the party of the first part hereto, Consolidated Natural Gas Company, and, subject to the provisions of Article Thirteen hereof shall also include its successors and assigns.

Consolidated Debt:

	The term "consolidated debt" of the Company and its subsidiaries shall mean the total funded debt appearing on a consolidated balance sheet of the Company and its subsidiaries, with all inter-company items eliminated.

Consolidated Income Available for Interest and Subsidiary
Preferred Stock Dividends:

	The term "consolidated income available for interest and subsidiary preferred stock dividends" of the Company and its subsidiaries shall mean income of the Company and its subsidiaries, on a consolidated basis, ascertained, in accordance with sound accounting practice or with the requirements of any regulatory body having jurisdiction over the accounting procedure of the Company and/or its subsidiaries, as follows:

	(a) the total of the operating revenues, income from plants leased, and the net non-operating revenues, including income from securities and other investments, of the Company and all subsidiaries, with all inter-company items eliminated, shall be ascertained;

	(b) from the total, determined as provided in
subdivision (a) there shall be deducted (i) all
operating expense (with all intercompany items
eliminated) of the Company and its subsidiaries,
including taxes (other than income and excess or other
                              9

profits taxes which are based on income after the deduction of interest charges) and maintenance, depletion and depreciation expense and (ii) net non-operating losses, if any, (with all inter-company items eliminated) Company and its subsidiaries; provided, however, (1) that the minimum amounts charged-for depletion of producing gas lands and land rights and gas well construction located in the States of New
York, Ohio, Pennsylvania and West Virginia shall be not less than 3 cents Per thousand cubic feet of natural gas produced during any period ending subsequent to December 31, 1970, and (2) that the minimum amounts charged per thousand cubic feet of natural gas produced during any period ending subsequent to December 31, 1970, for depletion of producing gas lands and land rights and gas well construction on certain leases located in the State of Louisiana shall be not less than the number of cents that has been determined by an independent engineer who has filed with the Company, prior to the date of this Indenture, certificates signed by him in which he has stated such determinations, and (3) that if the Company or its subsidiaries own other producing properties, the minimum amount charged per thousand cubic feet of natural gas produced from such properties for depletion of producing gas lands and land rights and gas well construction shall be not less than the number of cents determined by an independent engineer who shall file with the Trustee and with the Company a certificate signed by him in which shall be stated the number of cents per thousand cubic feet which in his judgment fairly reflects the then current requirements
(determined in accordance with sound engineering and accounting practices) of the Company and its subsidiaries with respect to said depletion, and (4) that the amount charged for depreciation shall be not less than 2 1/2% per annum of depreciable gas plant, excluding gas well construction, or such other percentage as shall, upon application by the Company, be authorized or approved by the Securities and Exchange Commission, or by any successor commission or authority administering the Public Utility Holding
Company Act of 1935; and provided, further, that the number of cents per thousand cubic feet of natural gas to be charged as the minimum rate of depletion as above-provided may at the option of the Company be redetermined from time to time in the manner hereinafter provided, but no such redetermination shall be made effective prior to January 1, 1972, and no such redetermination shall be made effective within three years from the effective date of the last previous determination. Such redetermination shall be made by an independent engineer, who shall file with the Trustee and with the Company a certificate signed by him in which shall be stated the number of cents per thousand cubic feet of natural gas produced which in his judgment fairly reflects the then current requirements (determined in accordance with sound engineering and accounting practices) of the Company and its subsidiaries with respect to depletion of producing gas lands and land rights and gas well construction located as aforesaid, and such rate of depletion stated in such certificate shall, beginning with the first of the calendar year in which such certificate shall be filed with the Trustee, be substituted for the minimum rate in effect at the time of filing such certificate and shall remain in effect until a further redetermination thereof is made in accordance with the provisions of this clause (b);

	(c) the balance remaining after the deduction of the total amount computed pursuant to subdivision (b) from the total amount computed pursuant to subdivision (a), and after making appropriate deductions for any portions thereof applicable to minority holdings of common stocks of subsidiaries, shall constitute the "consolidated income available for interest and subsidiary preferred stock dividends" of the Company and its subsidiaries;

	(d) in making such computations there shall be excluded (i) gains or losses resulting from the sale, abandonment, revaluation or other disposition of, or increase or diminution in the book costs or recorded values of, securities or other investments, (ii) deductions for interest charges on funded debt and amortization of stock and debt discount and expense or premium, (iii) deductions for elimination, other than through periodic amortization against earnings or earned surplus, of intangibles or of any account included in utility plant acquisition adjustment accounts or utility plant adjustment accounts or any accounts for similar purposes, and (iv) net non-operating revenues or losses (not otherwise excluded by this subdivision (d)) in excess of ten per centum of the "consolidated income available for interest and subsidiary preferred stock dividends" determined without consideration of net non-operating revenues or losses;

    (e) in case, within or after the particular period for which the calculation of such consolidated income of the Company and its subsidiaries is made, the Company or a subsidiary shall acquire any property for a consideration in excess of $500,000, which within six months prior to the date of such acquisition has been used or operated by another person in a business similar to that in which it has been or is to be operated by the Company or its subsidiary, or in case any subsidiary shall be consolidated or merged with any other corporation and the corporation resulting from such consolidation or merger shall become a subsidiary, or in case any other corporation shall become a subsidiary, then in computing such consolidated income of the Company and its subsidiaries there shall be included on a consolidated basis, to the extent the same may not have been otherwise included and shall be ascertainable, the earnings or losses or such property, or of such other corporation, as the case may be, for the whole of such period;

   (f) in case, within or after the particular period for which the calculation of consolidated income of the Company and its subsidiaries is made, the Company or a subsidiary shall dispose of (other than to the Company or to a subsidiary) any property, the proceeds of which exceed $500,000, or in case a subsidiary shall cease to be such, then in computing such consolidated income of the Company and its subsidiaries there shall be excluded to the extent practicable the earnings or losses of such property or of such corporation which shall have ceased to be a subsidiary, as the case may be, for the whole of such period.

Consolidated Net Income Available for Dividends:

	 The term "consolidated net income available for dividends" shall mean the consolidated net income of the Company and its subsidiaries, adjusted to reflect any known debits or credits to earned surplus applicable to the period in question, determined in accordance with sound accounting practice or with the requirements of any regulatory body having jurisdiction over the accounting procedure of the Company and/or its subsidiaries. If, in determining consolidated net income available for dividends, the aggregate amount of depletion and depreciation charged on the books of the Company and its subsidiaries during the period in question shall be less than the minimum amount of depletion and depreciation determined as provided in clause (b) of the definition of "consolidated income available for interest and subsidiary preferred stock dividends", an additional charge for depletion and depreciation shall be made, equal to the difference between the amount so charged on the books of the Company and its subsidiaries and said minimum amount.

Consolidated Net Tangible
Assets:

	The term "consolidated net tangible assets" of the Company and its subsidiaries shall mean the total assets appearing on a consolidated balance sheet of the Company and its subsidiaries, less the following:

	(i) excess of carrying value over original cost of property, plant and equipment of subsidiaries in all cases where original cost of property, plant and equipment has been determined in accordance with the requirements of any regulatory body;

      (ii) unamortized debt discount and expense, less unamortized premium, and other deferred debits;

      (iii) all current and accrued liabilities (other than funded debt) and deferred credits;

	(iv) all reserves (other than reserves for retirement of items specified in the foregoing clause (i) ) not already deducted from assets;

      (v) minority interests in common stocks and surplus of subsidiaries; and -

	(vi) excess of the minimum amount of depletion and depreciation determined as provided in clause (b) of the definition of "consolidated income available for interest and subsidiary preferred stock dividends" over the aggregate amount of depletion and depreciation charged on the books of the Company and its subsidiaries from December 31, 1970 to date of the consolidated balance sheet referred to above.

Control

	The term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

Debentureholders:

	The term "debentureholders" or "holders of the Debentures" or "holders" shall mean the registered holders of any Debentures.

Debentures:

	The term "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

Engineer:

	The term "engineer" shall mean a person engaged in the profession of engineering, whether or not such a person shall be an officer, director or employee of the Company or of any affiliate of the Company. The acceptance by the Trustee of a certificate or opinion of any independent engineer shall be sufficient evidence that the signer or signers thereof are satisfactory to or approved by the Trustee within the meaning of this Indenture.

Funded Debt:

	The term "funded debt" shall mean any indebtedness maturing by its terms more than one year from the date of the creation thereof, including any indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the original creation thereof.

Incur:

	The term "incur" as applied to indebtedness shall mean create, issue, assume or otherwise become obligated for, either directly or indirectly, by guaranty or otherwise.

Indebtedness:

	The term "indebtedness" or "debt" shall mean, as to a particular corporation, all obligations of such corporation, whether or not represented by bonds, debentures or notes, for the repayment of money borrowed by such corporation, all deferred obligations of such corporation for the payment of the purchase price of property purchased by such corporation and all such obligations assumed or guaranteed by such corporation, but shall not include any customers' deposits or employees' deposit accounts or employees' pension or other accounts.

Indenture:

	The term "Indenture" shall mean this Indenture, either as originally executed or as the same may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.

Independent:

	The term "independent" when applied to any accountant, engineer or other expert shall mean such a person who is in fact independent, selected by the Company and satisfactory to the Trustee, but such person may be regularly retained by the Company or any affiliate thereof or any other obligor under the Indenture or upon any of the Debentures. If such person be an individual he shall not be a director, officer or employee of the Company or of an affiliate of the Company or of any such obligor. If such person be a co-partnership or corporation it shall not be an affiliate of the Company or of any such obligor and shall not have a partner, director or officer who is a director, officer or employee of the Company or of any affiliate of the Company or of any such obligor. An accountant will not be considered as being independent, if at the time any certificate is filed under the Indenture he has, or had during the period covered by such certificate, any direct, or material indirect, financial interest in the Company or any such obligor.

Independent Accountant's Certificate:

	The term "independent accountant's certificate" shall mean a certificate or opinion signed by an independent accountant selected by the Company and approved by the Trustee in the exercise of reasonable care, and conforming to the requirements of Section 15.03. The acceptance by the Trustee of a certificate or opinion of any independent accountant shall be sufficient evidence that the signer or signers thereof are satisfactory to or approved by the Trustee within the meaning of this Indenture.

Officer's Certificate:

	  The term "officers' certificate" shall mean a certificate complying with the provisions of Section 15.03.
	  Any officers' certificate as to accounting matters of the Company and its subsidiaries shall state that the accounting statements involved in the certificate have been prepared in accordance with the applicable requirements of this Indenture and have been based upon accounts of the Company which have been certified to by the Company's independent public accountants or, if such accounts are for a period subsequent to the latest period for which such accounts have been audited by such accountants, that such accounts have been kept in a manner consistent with the accounts of the Company and its subsidiaries during the latest period for which such accounts have been so audited and certified.

Opinion of Counsel:

	The term "opinion of counsel" shall mean an opinion in writing, complying with the provisions of Section 15.03, signed by legal counsel (who may be of counsel to the Company or any subsidiary or affiliate of the Company) appointed by the Company and satisfactory to the Trustee.
The appointment or approval of any counsel as herein provided shall continue as to any such counsel until the same shall have been revoked. The acceptance by the Trustee of an opinion of counsel shall be sufficient evidence that the signer or signers thereof are satisfactory to or approved by the Trustee within the meaning of this Indenture.

Outstanding:

	The term "outstanding" or "outstanding hereunder" or "outstanding under this Indenture", when tried with reference to Debentures, shall mean, except as otherwise expressly provided, as of any particular time all Debentures authenticated and delivered under this Indenture, except

	(a) Debentures canceled by the Trustee or surrendered to the Trustee for cancellation at or prior to said particular time,

	(b) Debentures for the payment or redemption of which sufficient cash shall theretofore have been, or simultaneously be, irrevocably deposited with the Trustee in trust (whether upon or prior to the maturity or the redemption date of such Debentures), provided that if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Five provided or provision satisfactory to the Trustee shall have been made therefor, and

	(c) Debentures in lieu of and in substitution for which other Debentures shall have been authenticated and delivered pursuant to Section 2.09;

provided, however, that in determining whether the holders of the requisite principal amount of the Debentures outstanding have concurred in any direction, request or consent under this Indenture, Debentures which are owned by the Company or by any other obligor on the Debentures or by any affiliate of the Company or any such other obligor, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in rely-ing on any such direction, request or consent, only
Debentures which the Trustee knows are so owned shall be disregarded.

	The term "outstanding" when used with reference to any indebtedness of the Company or any subsidiary or any consolidated debt of the Company and its subsidiaries, or any subsidiary preferred stock shall mean, as of any particular time, all such indebtedness or consolidated debt or subsidiary preferred stock incurred or issued at or prior to the time in question, except

	(a) indebtedness or consolidated debt which has been paid or subsidiary preferred stock which has been redeemed or otherwise retired, and indebtedness or consolidated debt or subsidiary preferred stock for the payment or redemption or retirement of which sufficient cash shall theretofore have been, or simultaneously be, irrevocably deposited with a bank or trust company in trust for the purpose of such payment or redemption or retirement provided that any notice required for such payment or redemption or retirement shall have been given or provision for the giving of such notice satisfactory to the Trustee shall have been made, and

	(b) indebtedness or subsidiary preferred stock held by the Company or by any subsidiary of the Company.

Person:

	The term "person" shall mean an individual, a corporation, a partnership. an association, a joint stock company, a trust in which the interest or interests of the beneficiary or beneficiaries are evidenced by a security, an unincorporated organization, or a governmental or political subdivision thereof.

Principal Office of Trustee:

     The term "principal office" when used with reference to the Trustee, shall mean the office of the Trustee in the Borough of Manhattan, The City of New York, at which the principal corporate trust business of the Trustee shall at any particular time be administered, which office is, at the date of execution of this Indenture, located at 40 Wall Street, New York, New York 10015.

Record Date:

	The term 'record date" when used with respect to any semi-annual interest payment date shall have the meaning specified in Section 2.01.

Registered Holder:

	The term "registered holder" or "registered owner" shall mean the person or persons in whose name or names the particular Debenture shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

Resolution:

     The term "resolution" shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company or by the Executive Committee thereof.

Responsible Officer:

     The term "responsible officer" when used with respect to the Trustee shall mean the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, cashier, the secretary, the treasurer, any assistant or second vice president, any assistant cashier, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

Restricted Subsidiary:

	The term "restricted subsidiary" shall mean any corporation all of the common shares of which (other than directors' qualifying shares) and at least

75% of the voting shares of which are at the time owned by the Company or by other restricted subsidiaries of the Company or by the Company and other restricted subsidiaries of the Company.

Security:

	The term "security" or "securities" shall mean any bond, note, debenture, evidence of indebtedness, share of stock, certificate of interest or participation in any profit sharing agreement, voting trust certificate, certificate of deposit for a security, or in general, any interest or instrument commonly known as a "security", but shall not include a bond or treasury certificate or other obligation of the United States of America.

Subsidiary:

	The term "subsidiary" shall mean any corporation a majority of the voting shares of which are at the time owned by the Company or by other subsidiaries of the Company or by the Company and other subsidiaries of the Company.

Subsidiary Preferred Stock:

	The term "subsidiary preferred stock" shall mean capital stock of any subsidiary of the Company, which shall be preferred over the common stock of such subsidiary as to assets upon liquidation and shall be entitled to limited dividends in preference to the common stock of such subsidiary. For the purpose of determining the amount of subsidiary preferred stock being issued or sold or outstanding, the subsidiary preferred stock shall be taken at the greater of its par value (if any) or liquidating value upon involuntary liquidation, exclusive of accrued dividends; provided that in the case of subsidiary preferred stock outstanding at any time, the amount thereof shall include any preferred dividends then in arrears.

Trustee:

	The term "Trustee" shall mean the Trustee under this Indenture for the time being, whether original or successor.

Voting Shares:

	The term "voting shares" shall mean, as to shares of a particular corporation, all shares of stock of any class of such corporation at the time outstanding and entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

                         ARTICLE TWO.

    Description, Execution, Registration, Registration of
             Transfer and Exchange of Debentures.

	SECTION 2.01. The Debentures shall be issued in registered form without coupons. The Debentures may, at the election of the Board of Directors, be issued in one or more series, and shall be designated generally as "Debentures" of the Company, with such further particular designations added or incorporated in such title for the Debentures of any particular series, as the Board of Directors may determine. Each Debenture shall bear upon the face thereof the designation so selected for the series to which it belongs. All Debentures of any one series at any time simultaneously outstanding shall be identical in respect of date of maturity, ale place or places of payment, the rate of interest, the date of interest payment, the price or prices and terms for optional redemption if redeemable, sinking or purchase fund or analogous provisions (if any), tax provisions (if any) and exchange or conversion (if any), except that Debentures of any series may be of serial maturities and, if of serial maturities, may differ with respect to maturity date, interest rate, redemption price and conversion privilege.

	 Except as hereinafter otherwise provided in this Section 2.01, Debentures shall be dated the date of authentication and shall bear interest, payable semi-annually, from the interest payment date to which interest on the Debentures has been paid next preceding the date thereof, unless such authentication date is an interest payment date to which interest has been paid, in which case they shall bear interest from such date, or unless such date is prior to the first payment of interest, in which case they shall bear interest from such dates as shall be fixed for the respective series of Debentures by this Indenture or any indenture supplemental hereto creating a series of additional Debentures. Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on Debentures of a particular series, all Debentures of such series authenticated by the Trustee between the record date (as hereinafter defined) for any interest payment date for such series and such interest payment date shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such Debenture shall bear interest from the interest payment date next preceding the date of such Debenture.

 	The person in whose name any Debenture is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such payment date, such defaulted interest shall be paid to the person in whose name the Debenture is registered on the record date established as provided in
(iii) below; and, provided, further, that if any Debenture or portion thereof is called for redemption on a date after the close of business on the record date and before the interest payment date and notice of such redemption has been mailed and funds for such redemption have been duly provided, interest accrued to the date fixed for redemption on such Debenture or portion so called shall be paid only against surrender of the Debenture for redemption in accordance with said notice. The term "record date" as used in this Section 2.01 with respect to (i) a regular semi-annual interest payment date for the May 1, 1996 Debentures shall mean the close of business on April 15th or October l5th, as the case may be, next preceding such interest payment date, (ii) a regular semi-annual interest payment date for any series of additional Debentures created pursuant to Section 4.03 hereof shall mean such date preceding such interest payment date as shall be established as such record date by the Supplemental Indenture creating such series of additional Debentures, provided, however, that such date shall be not more than twenty days preceding such interest payment date, and (iii) the date of payment of any interest which is in default on any of the Debentures of any series shall mean the close of business on a date established by the Company by notice mailed first class postage prepaid to the Debentureholders concerned not less than twenty days prior thereto, provided, however, that such record date shall be not more than twenty days preceding the date fixed for payment of such interest in default. If any record date shall be a legal holiday or a day on which banking institutions in The City of New York are authorized or obligated by law to close, the close of business on the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized or obligated to close shall be such record date.

	The principal of, and the redemption premium, if any, and the interest on the Debentures shall be paid at the principal office of the Trustee in the Borough of Manhattan, in The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest may be paid, at the option of the Company, by check mailed to the registered holder at his address last appearing on the registration books of the Company.

     Section 2.02.  Subject to Section 2.01 and subject to
determination from time to time by the Board of Directors, as expressed in one or more indentures supplemental hereto, which the Company is hereby authorized to execute and deliver to the Trustee:

	(a) the Debentures of any series shall bear interest at such rate or rates, and the principal of and interest on such Debentures shall be payable at such time or times, as may be expressed in such Debentures when issued;

	(b) the Debentures of any series shall be in such denominations as may be determined by the Board of Directors;

	(c) the Debentures of any series may contain such lawful provisions, if any, as the Board of Directors shall prescribe with respect to the payment of principal and/or interest without deduction for, and/or with respect to the reimbursement of, such taxes, assessments or governmental charges as may be specified therein or in an indenture supplemental hereto pursuant to which such Debentures are issued, and/or with respect otherwise to relieving the holder from payment of any such taxes, assessments or governmental charges;

	(d) the Debentures of any series may contain such provisions (if any) for the redemption thereof, at the option of the Company, at such redemption price or prices, at such time or times, in such manner and upon such other terms and conditions not inconsistent with the provisions of Article Five hereof, as may be expressed or referred to in such Debentures when issued;

	(e) the Debentures of any series may
contain such provisions (if any) for the establishment of a purchase, sinking, or analogous fund, and/or for the retirement or redemption of such Debentures by the operation of any such fund or otherwise, at such price or prices, in such amounts, at such time or times, in such manner and upon such other terms and conditions, not inconsistent with the provisions of Article Five hereof, as may be expressed or referred to in such Debentures when issued;

	(f) the debentures of any series may be limited as to the maximum principal amount thereof which may be authenticated and delivered by the Trustee or which may be at any one time outstanding, and an appropriate insertion in respect of such limitation may, but need not, be made in the Debentures of such series; and

	(g) the Debentures of any series may contain such provisions with respect to serial maturities, interest rate or rates (if they are of serial maturities), payment of interest only in the event of specified contingencies or events, exchangeability or convertibility, and anticipation of maturity on the happening of specified events, may contain such covenants of the Company, may carry such warrants or other rights to purchase stock or other securities of the Company, and may contain such other special terms and conditions, not contrary to the provisions hereof, as may be determined by the Board of Directors.

	SECTION 2.03. Any Debentures may bear such numbers, letters or other marks of identification or designation, may be endorsed with or have incorporated in the text thereof such legends or recitals with respect to transferability or in respect to the Debenture or Debentures for which they are exchangeable, and may contain such provisions, specifications and descriptive words, not inconsistent with the provisions of this Indenture, as may be determined by the Board of Directors, in order to comply with the rules and regulations of any stock exchange upon which the Debentures are or are to be listed or to conform with any usage with respect thereto.

	SECTION 2.04. Each Debenture shall be signed in the name and on behalf of the Company by its Chairman of the Board, or its President, or one of its Vice Presidents, and its corporate seal shall be thereto affixed, or a facsimile thereof shall he printed or engraved thereon, and such corporate seal shall be attested by the Secretary, or an Assistant Secretary of the Company. The signature of the Chairman of the Board, the President, a Vice President and of the Secretary or an Assistant Secretary may be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Debentures. In case any officer of the Company who shall have signed, or whose facsimile signature shall be borne by any of the Debentures, shall cease to be such officer of the Company before the Debentures so executed shall be actually authenticated and delivered by the Trustee, such Debentures may, nevertheless, be adopted by the Company and may be authenticated and delivered as though the person whose signature appears on such Debentures had not ceased to be such officer of the Company; and also any of the Debentures may be signed on behalf of the Company by any person who at the time of the execution of such Debenture shall be the proper officer of the Company, although at the date of such Debenture such person may not have been such officer of the Company.

	Only such of the Debentures as shall bear thereon endorsed a certificate substantially in the form of the Trustee's certificate of authentication herein before recited, executed by the Trustee, shall be valid or obligatory for any purpose or entitle the holder thereof to any right or benefit under this Indenture, and the authentication by the Trustee upon any such Debenture executed on behalf of the Company as aforesaid shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder thereof is entitled to the benefits of this Indenture.

	SECTION 2.05. The Company shall keep or cause to be kept at the principal office of the Trustee books for the registration and registration of transfer of Debentures issued hereunder and upon presentation for such purpose at such office the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, Debentures issued under this Indenture. The Company hereby appoints the Trustee and its successor from time to time as Trustee hereunder as agent of the Company with the title of Debenture Registrar for such registration and registration of transfer.

	SECTION 2.06. Whenever any Debenture shall be surrendered to the Company for registration of transfer, duly endorsed or accompanied by a proper instrument or instruments of assignment and transfer thereof, or for exchange, duly endorsed or accompanied by instruments of assignment and transfer if so required by the Company or the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor, a Debenture or Debentures, as the case may require, of the same series and maturity and for a like aggregate principal amount and of such authorized denomination or denominations as may be requested. The registration of transfer of any Debenture shall not be valid unless made at said office by the registered holder in person, or by attorney thereunto duly authorized.

	The Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge or expense that may be imposed in connection with any exchange or registration of transfer of Debentures. No service charge will be made for any such transaction.

	If any or all of the Debentures of any series are to be redeemed, the Company shall not be required (i) to register the transfer of, or exchange, any Debenture of such series during a period beginning at the opening of business 15 days before the day of mailing of the notice of redemption of Debentures selected for redemption and ending at the close of business on such day, (ii) to register the transfer of, or exchange, any Debenture which has been called for redemption in whole, or the called portion of any Debenture which has been called for redemption in part, (iii) to register the transfer of, or exchange, the uncalled portion of any Debenture which has been selected for redemption in part, in the absence of instructions from the holder thereof authorizing the Company to retain for redemption on the redemption date the portion of such Debenture representing the principal amount which has been selected for redemption, together with instructions for the registration and delivery of the new Debenture to be issued for the principal amount which has not been selected for redemption, or (iv) to register the transfer of, or exchange, after the close of business on any record date, any Debenture which has been selected for redemption in whole or in part if the date fixed for such redemption shall fall within the period subsequent to such record date to and including the interest payment date next following such record date.

	SECTION 2.07. Until definitive Debentures shall be prepared, the Company may execute, and the Trustee shall authenticate and deliver, in lieu of definitive Debentures and subject to the same limitations and conditions as are provided in this indenture in respect of the execution, authentication and delivery of definitive Debentures, one or more temporary printed or lithographed Debentures of the denomination of $1,000 or any multiple thereof, as shall be specified in the order or orders of the Company for the authentication and delivery thereof, and substantially in the form of the definitive Debentures in lieu of which they are issued, but with or without recital of specific redemption prices, if any, and with appropriate omissions, insertions, substitutions and variations as may be required. Such temporary Debentures shall be exchangeable at the principal office of the Trustee, for definitive Debentures, when the latter shall be ready for delivery; and, upon the surrender of any temporary Debenture for exchange, the Company, at its own expense, shall execute and the Trustee shall authenticate and deliver in exchange therefore a definitive Debenture or definitive Debentures, as the case may require, of the same series and maturity and for a like aggregate principal amount. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits of this Indenture as the definitive Debentures to be authenticated and delivered hereunder.

	SECTION 2.08. Subject to the provisions of Section 2.01, the Company and the Trustee may deem and treat the registered holder of any Debenture as the absolute owner of such Debenture for all purposes whatsoever, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

	SECTION 2.09. In case any Debenture, whether in temporary or in definitive form, shall become mutilated or be destroyed, lost or stolen, then upon the conditions hereinafter set forth the Company in its discretion may execute, and thereupon the Trustee shall authenticate and deliver, a new Debenture of like tenor and principal amount, in exchange and substitution for and upon surrender and cancellation of the mutilated Debenture, or in lieu of and substitution for the Debenture, if any, so destroyed, lost or stolen; provided, however, that if any such mutilated, destroyed, lost or stolen Debenture shall have matured, the Company may, instead of issuing a substituted Debenture therefore, pay such Debenture without requiring the surrender thereof. The applicant for such substituted Debenture shall furnish to the Company and to the Trustee evidence satisfactory to them, in their discretion, of the ownership of and the destruction, loss or theft of such Debenture, and shall furnish to the Company and to the Trustee indemnity satisfactory to them, in their discretion, and, if required, shall reimburse the Company for all expenses (including counsel fees) in connection with the preparation, authentication and delivery of such substituted

Debenture, and shall comply with such other reasonable regulations as the Company and the Trustee, or either of them, may prescribe.

	SECTION 2.10. In case the Company pursuant to the provisions of Article Thirteen hereof shall be consolidated with or merged into any other corporation or shall convey or transfer its property and assets, as an entirety or substantially as an entirety, and the successor corporation resulting from such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, shall have executed with the Trustee an indenture pursuant to the provisions of Article Thirteen hereof. Debentures may thereafter be executed either in the name of the Company or of the successor corporation, and any of the Debentures issued under this Indenture prior to such consolidation, merger, conveyance or transfer may from time to time at the request of the successor corporation and with the consent of the holders thereof be exchanged for other Debentures of the same series and of the same maturity, executed in the name and under the seal of the successor corporation, with such changes in phraseology and form as may be appropriate, but in substance of like tenor as the Debentures surrendered for exchange and of like principal amount; and the Trustee upon the request of the successor corporation shall authenticate Debentures as specified in such request for the purpose of such exchange and shall deliver them upon surrender of the Debentures so to be exchanged. All Debentures so surrendered shall be accompanied by written instruments of transfer duly executed by the registered owner or his duly authorized attorney if deemed necessary by the Trustee. All Debentures so executed in the name and under the seal of the successor corporation and authenticated and delivered shall in all respects have the same legal rank and rights as the Debentures executed in the name of the Company and surrendered upon such exchange. The Company covenants and agrees that, if additional Debentures of any particular series, of which series Debentures are at the time outstanding, shall at any time be authenticated and delivered in the name of any successor corporation or if any Debentures in such name are authenticated and delivered thereafter pursuant to this Article Two in exchange or substitution for or upon registration of transfer of any such Debentures, the Company will provide for the exchange of any Debentures of such series previously issued for Debentures issued in the name of any successor corporation, at the option of and without expense to the respective holders thereof.

	SECTION 2.ll. In case the name of the Company is changed, the Debentures issued under this Indenture subsequent to such change of name may be issued, authenticated and delivered under such new name with such changes in phraseology or form as may be appropriate.

                             ARTICLE THREE.

                      The May l, 1996 Debentures.

	SECTION 3.01. The initial series of Debentures to be executed, authenticated and delivered under this Indenture shall be the May l, 1996 Debentures. The May l, 1996
Debentures shall:

      (a)  be designated as "8 3/8% Debentures Due May 1,
1996";

      (b) mature May l, 1996;

	(c) bear interest payable semi-annually on May 1 and November 1 in each year, beginning November 1, 1971, at the rate of 89~% per annum until payment of said principal sum has been made or duly provided for;

	(d) be issuable as registered Debentures without coupons in denominations of $1,000 or any multiple thereof authorized by the Board of Directors; and

      (e) be limited to $40,000,000 aggregate principal amount.

	Subject to Section 2.01, all May l, 1996 Debentures authenticated prior to November 1, 1971 shall bear interest from May l, 1971.

	SECTION 3.02. The May l, 1996 Debentures may be redeemed prior to maturity in the manner hereinafter provided in Article Five, as a whole at any time or in part from time to time at the option of the Company at the redemption prices (expressed in percentages of principal amount) set forth in the tabulation below under the heading "Regular Redemption Prices", and for the Sinking Fund provided for in Section
3.03 on May 1, 1976 and on any May 1 thereafter at the redemption prices (expressed in percentages of principal amount) set forth in the tabulation below under the heading "Sinking Fund Redemption Prices", in each case plus interest accrued and unpaid thereon to the date fixed for such redemption:

If Redeemed		                     If Redeemed
During 12-Mo.  Regular    Sinking Fund During 12-Mo. Regular    Sinking Fund
Period         Redemption Redemption   Period        Redemption Redemption
Commencing     Prices     Prices       Commencing    Prices     Prices
May 1                                  May 1
 1971          108.64%      --          1984..       103.96%  100.19%
 1972          108.28       --          1985..       103.60   100.18
 1973          107.92       --          1986..       103.24   100.17
 1974          107.56       --          1987..       102.88   100.16
 1975          107.20       --          1988..       102.52   100.15
 1976          106.84     100.25%       1989..       102.16   100.14
 1977          106.48     100.24        1990..       101.80   100.12
 1978          106.12     100.24        1991..       101.44   100.11
 1979          105.76     100.23        1992..       101.08   100.09
 1980          105.40     100.22        1993..       100.72   100.07
 1981          105.04     100.22        1994..       100.36   100.05
 1982          104.68     100.21        1995..       100.00   100.00
 1983          104.32     100.20

provided, that none of the Debentures may be redeemed at the option of the Company prior to May 1, 1976, if funds for such redemption are obtained by the Company, directly or indirectly, from or in anticipation of borrowings at a cost of money to the Company (computed in accordance with generally accepted financial practice) of less than 8.44% per annum.

      The foregoing redemption prices and terms shall be set forth in each definitive Debenture of the May 1, 1996 Debentures prior to the execution and authentication thereof.

	SECTION 3.03. The Company will, as long as any of the May
1, 1996 Debentures shall be outstanding and shall not have become due, redeem for the Sinking Fund, at the applicable redemption price specified for the Sinking Fund in Section
3.02, on May l, 1976 and on each succeeding May l, to and including May 1, 1995, $1,600,000 principal amount of May 1,
1996 Debentures, in each case reduced by the principal amount of May 1, 1996 Debentures which theretofore shall have been delivered by the Company to the Trustee in anticipation of such Sinking Fund installment or called by the Company for optional redemption in accordance with the provisions of Section 3.02 and no longer outstanding and applied as a credit upon such Sinking Fund installment.

	The Company shall have the right to anticipate at any time, or from time to time, all or any part of any one or more of the Sinking Fund installments by delivering May 1, 1996 Debentures to the Trustee or by applying as a credit upon such installment any May 1, 1996 Debentures called by the Company for optional redemption in accordance with the provisions of Section 3.02 and no longer outstanding.

	Whenever the Company shall deliver to the Trustee May 1, 1996 Debentures for account of the Sinking Fund or shall apply as a credit upon any Sinking Fund installment any May 1, 1996 Debentures called by the Company for optional redemption pursuant to Section 3.02, the Company shall file with the Trustee an Officers' Certificate stating that the May 1, 1996 Debentures so delivered or so called for optional redemption and no longer outstanding are to be credited upon a specified Sinking Fund installment or installments, and that none of such May 1, 1996 Debentures has theretofore been applied as a credit upon any Sinking Fund installment.

	Whenever the Company shall call May 1, 1996 Debentures for redemption for the Sinking Fund the Company shall file an Officers' Certificate with the Trustee stating the principal amount of May 1, 1996 Debentures so called for redemption, and the redemption date and specifying the Sinking Fund installment or installments with respect to which such call is made.

                              ARTICLE FOUR.

                           Issue of Debentures

	SECTION 4.01. Debentures may be authenticated and delivered under this Indenture as permitted by the provisions of Sections 2.06, 2.07, 2.09, 2.10, 4.02, 4.03 and 5.02. Subject to the provisions of Section 7.04, all Debentures issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of the authentication and delivery or maturity of the Debentures, or any of them.

	SECTION 4.02. May 1, 1996 Debentures for the aggregate principal amount of $40,000,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company signed by its Chairman of the Board, or its President or a Vice President and by its Treasurer, or an Assistant Treasurer.

	SECTION 4.03. At any time, or from time to time thereafter, additional Debentures, other than May 1, 1996
Debentures, may be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company signed by its Chairman of the Board, or its President or a Vice President and by its Treasurer, or an Assistant Treasurer, upon receipt by the Trustee of the following:

	            (a) A resolution or resolutions
             authorizing the execution, authentication and delivery of Debentures, and specifying the series, maturity or (if Debentures of such series are of serial maturities) maturities, and principal amount of such Debentures to be authenticated and delivered.

                  (b)  In case the Debentures to be
             authenticated and delivered are of
             any series not theretofore created,
             an indenture supplemental hereto,
             accompanied by a certified resolution
             or resolutions authorizing such
             supplemental indenture, designating
             the new series to be created and
             prescribing, consistent with the
             applicable provisions of Section
             2.02, the terms and provisions
             relating to the Debentures of such
             series.

	            (c) Either (i) a certificate or other
             official document evidencing the due
             authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an opinion of counsel that the Trustee is entitled to rely thereon and that the authorization, approval or consent of no other governmental body is required, or (ii) an opinion of counsel that no authorization, approval or consent of any governmental body is required.

	            (d) An opinion of counsel that all
             instruments furnished the Trustee conform to the requirements of this indenture and constitute sufficient authority hereunder for it to authenticate and deliver the Debentures then applied for; that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the additional Debentures applied for have been complied with and the Company is duly entitled to the authentication and delivery of such additional Debentures in accordance with the provisions of this Indenture; that all laws and requirements in respect of the form and execution by the Company of the supplemental indenture, if any, and the execution and delivery by the Company of the Debentures then applied for have been complied with; that the Company has corporate power to issue such Debentures and has duly taken all necessary corporate action for that purpose; that the Debentures then applied for, when issued will be the valid legal and binding obligations of the Company and entitled to the benefits of this Indenture; equally and ratably (subject to the provisions of Section 7.04) with all other Debentures theretofore issued and then outstanding hereunder; that the amount of Debentures then outstanding under this
             Indenture, including the additional
             Debentures applied for, will not exceed the amount at the time permitted by law or this Indenture; and that all taxes payable in connection with the issuance of such additional Debentures have been paid or that no such taxes are payable.

	           (e) An officer's certificate as required
             by Section 6.10(A)hereof; provided however, that in case the twelve months' period for which the consolidated income available for interest and subsidiary preferred stock dividends of the Company and its subsidiaries are to be stated in said certificate is a period with respect to which an annual report is required to be filed by the Company pursuant to Section 9.02 hereof, and in case the aggregate principal amount of Debentures authenticated and delivered since the commencement of the then current calendar year other than those with respect to which an earnings certificate is not required or with respect to which an independent accountant's certificate has previously been furnished) is ten percent or more of the Debentures to be outstanding hereunder, including the Debentures the authentication and delivery of which are then applied for, the certificate required by such Section 6.10
             (A) shall be an independent accountant's certificate instead of an officers' certificate.

	           (f) An officers' certificate stating in
             substance that the Company is not in default under the Indenture and that the issuance of the additional Debentures applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Company's certificate of incorporation or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or any order of any court or administrative agency entered in any proceeding to which the Company is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional Debentures applied for have been complied with.



                              ARTICLE FIVE.

                        Redemption OF Debentures

	SECTION 5.01. With respect to any particular series of Debentures, the Company may reserve the right to redeem and pay before maturity all or any part of the Debentures of such series at such time or times, and from time to time, and on such terms, as the Board of Directors may determine and as shall be expressed or referred to in the Debentures of such series when issued.

	Section 5.02. In case the Company shall desire to exercise any such right to redeem all, or, as the case may be, any part of the debentures, in accordance with the right reserved so to do, it shall give, or cause to be given, at its expense, notice of such redemption to the holders of the Debentures so to be redeemed as hereinafter in this Section
5.02 provided.

	Notice of redemption to the holders of Debentures to be redeemed shall be mailed, or caused to be mailed, by the Company, first class postage prepaid, at least thirty days prior to said redemption date, to the Trustee and to all holders of Debentures which are to be redeemed in whole or in part, at their addresses as they shall then appear on the registration books of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. In any case, failure duly to give notice by mail, or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

	Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Debentures are to be redeemed, shall specify where payment of the redemption price is to be made, upon presentation and surrender of such Debentures and shall state that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest thereon will cease to accrue, and, if the right to convert the principal of any of the Debentures so to be redeemed exists, the date upon which such right to convert will terminate and the conversion price or basis of conversion. If the redemption is for any sinking fund, the notice of redemption shall so state. If less than all the Debentures are to be redeemed, the notice shall specify the serial designation or designations of the Debentures to be redeemed, and in the case of partial redemption of any series, the distinctive numbers of the particular Debentures to be redeemed. The numbers of any debentures to be redeemed required to be included in any such notice may be stated as follows: individually or in groups from one number to another number, both inclusive, except such as shall be previously called for redemption or otherwise retired. In case of any selection by the Trustee by groups, any notice of redemption need specify only the final digit or final two digits of the serial numbers of the Debentures to be redeemed.

	If less than all the Debentures of any series are to be redeemed, the Company shall give the Trustee written notice, at least sixty days in advance of the proposed redemption date, of the aggregate principal amount of such Debentures to be redeemed and thereupon the Trustee shall select, in such manner as in its discretion it shall deem fair and appropriate, and notify the Company of the numbers of the Debentures to be redeemed. In case a Debenture is of a denomination larger than $1,000, a portion of such Debenture ($1,000 or an integral multiple thereof may be redeemed and if less than the whole Debenture be redeemed, the Company shall execute and the Trustee shall authenticate and deliver to the registered holder of such Debenture, without charge, a new Debenture or Debentures, equal in aggregate principal amount to the unredeemed portion thereof, each new Debenture to be in such authorized denomination (not less than $1,000) as such registered holder may elect. In case there shall have been selected as aforesaid less than the entire principal amount of any registered Debenture of a denomination in excess of $1,000, the notice of redemption shall specify the designated number of such Debenture and the principal amount thereof called for redemption, and shall state that on the redemption date, upon surrender of such Debenture, the registered holder will receive the applicable redemption price in respect of the principal amount thereof called for redemption and a new Debenture or Debentures for the principal amount thereof remaining unredeemed.

	SECTION 5.03. Notice of redemption having been duly given by mail as aforesaid, the Debentures (or a specified portion) so designated for redemption shall on the redemption date specified in such notice become due and payable at their respective redemption prices; and on and after the redemption date so specified (unless the Company shall make default in the payment of the redemption price or prices of such Debentures or unless any such Debentures with conversion privileges shall have been duly surrendered for conversion and the Company shall default in the observance of its covenants in regard to such conversion contained in the supplemental indenture relating to such Debentures)
Interest on such Debentures (or in the case of a partial redemption of a Debenture, on the portion thereof to be redeemed) shall cease to accrue, and any rights to convert the principal of any Debentures with conversion privileges, so called for redemption, shall terminate in accordance with the terms of the supplemental indenture relating to such Debentures, and upon presentation and surrender of such Debentures at said place of redemption in accordance with said notice, such Debentures (or such specified portions) shall be paid by the Company at the applicable redemption price or prices.

                               ARTICLE SIX

                  Particular Covenants of the Company.

	The Company covenants with the Trustee as hereinafter in this Article Six set forth:

	SECTION 6.01. The Company will duly and punctually pay the principal of each of the Debentures, the premium, if any, payable upon the redemption thereof, and the interest which shall have accrued thereon, at the dates and place and in the manner mentioned in the Debentures according to the true intent and meaning thereof. The Company will not directly or indirectly extend or assent to the extension of the time for payment of any claim for interest upon any of the Debentures and will not directly or indirectly be a party to or approve of any arrangement for any such extension by purchasing said claims or in any other manner.

	If the date upon which any Debenture becomes payable, at maturity or by call for redemption or otherwise, be a Sunday
or	legal holiday or a day on which banking institutions in
The City of New York are authorized or obligated by law to close and on which the principal office of the Trustee is not open for business, then payment of the amount due thereon may be made on the next succeeding day not specified above with the same force and effect as if made on the date upon which such Debenture became payable and no interest shall accrue by reason of such delay in payment.

	SECTION 6.02. Until all the Debentures shall have been paid or payment thereof provided for, the Company will maintain an office or agency in the Borough of Manhattan, in The City of New York, where Debentures may be presented for payment and where notices and demands in respect of the Debentures may be served. The Company hereby appoints the Trustee and its successor from time to time as Trustee hereunder as paying agent of the Company, in its behalf, to make payment upon and as agent to receive all such notices and demands in respect of the Debentures, and hereby designates the principal office of the Trustee in the Borough of Manhattan, in The City of New York, as the office where Debentures may be presented for payment and where notices and demands in respect of the Debentures may be served.


     SECTION 6.03. Prior to the date on which the principal of, or the interest on, any of the Debentures by their terms or as a result of the calling thereof for redemption shall become payable, the Company will pay to the Trustee, as such paying agent, a sum sufficient to pay such principal (and the premium, if any, which shall be payable on any of the Debentures which shall have been called for redemption) and any interest which shall have so become payable, to be held in trust for the benefit of the persons entitled thereto.

	The foregoing provisions of this Section 6.03 are subject to the provisions of Section 11.03.

    SECTION 6.04.  So long as any of the Debentures are
outstanding, the Company will not pledge, mortgage or hypothecate, or permit any other lien upon, any property or assets at any time owned by it, to secure any indebtedness, without making effective provision whereby the Debentures shall be equally and ratable secured with any and all such indebtedness and with any other indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to nor prevent:

	(a) the mortgaging, pledging, or establishing of a lien on, any property to secure indebtedness of the Company as part of the purchase price of such property, or the extension, renewal or refunding of any such mortgage, pledge or lien, on substantially the same property theretofore subject thereto or on any part thereof;

	(b) the acquisition by the Company of any property subject to mortgages, pledges or liens existing thereon at the time of acquisition (whether or not the obligations secured thereby are assumed by the Company), and the extension, renewal or refunding of any such mortgage, pledge or lien, on substantially the same property theretofore subject thereto or on any part thereof;

	(c) the assumption by the Company of obligations secured by mortgages on, pledges of, or liens on, any property, existing at the time of the acquisition by the Company of such property, or the extension, renewal or refunding of any such mortgage, pledge or lien, on substantially the same property theretofore subject thereto or on any part thereof;

	(d) the pledging by the Company of any of its assets as security for payment of any tax, assessment or other similar charge demanded from the Company by any public body so long as the Company in good faith contests its liability to pay the same, or as security to be deposited with any state Insurance Department or similar public body in order to entitle the Company to maintain self-insurance under, or participate under any state insurance fund provided for under, any legislation designed to insure employees of the Company against injury or occupational diseases or for any other purpose at any time required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license; or

	(e) the pledging by the Company of any assets for the purpose of securing a stay or discharge in the course of any legal proceeding to which the Company is a party;

but in no event shall the mortgage, pledge or lien permitted by subdivisions (a), (b) and (c) be in excess of 60% of the total purchase price of the property so acquired.

	In case the Company shall propose to pledge, mortgage or hypothecate any assets or property at any time owned by it to secure any indebtedness, other than as permitted by subdivisions (a) to (e), inclusive, of this Section 6.04, it will prior thereto give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture executed to the Trustee (or to the extent legally necessary, to another trustee or additional or separate trustee), in form satisfactory to the Trustee, effectively secure all the Debentures equally and ratably with such indebtedness, pledge, mortgage or hypothecation of such assets or property. Such supplemental indenture shall contain the provisions concerning the possession, control, release and substitution of mortgaged and pledged property and securities and other appropriate matters which are required by the Trust Indenture Act of 1939 to be included in a secured indenture qualified under said Act, and may also contain such additional and amendatory provisions not inconsistent with said Act as the Company and the Trustee shall deem advisable or appropriate or as the Trustee shall deem necessary in connection with such pledge, mortgage or hypothecation.

	SECTION 6.05. So long as any of the Debentures are outstanding, the Company will not

    (a) itself sell or permit a restricted subsidiary to issue or sell, other than to the Company or another restricted subsidiary, common shares or voting shares of any restricted subsidiary unless either (i) all of the common shares and voting shares of such restricted subsidiary owned by the Company and its subsidiaries shall be sold, or (ii) the Company and its other restricted subsidiaries collectively shall retain all of the common shares (except directors' qualifying shares) and at least 75% of the voting shares of such restricted subsidiary, or (iii) after giving effect to such issue or sale the total amount of securities, other than securities of restricted subsidiaries, owned by the Company and its subsidiaries, shall not exceed 25% of the consolidated net tangible assets of the Company and its subsidiaries; or

     (b) permit any subsidiary of the Company to issue or sell any common shares or voting shares of such subsidiary unless, after such issue or sale and giving effect thereto, either (i) such subsidiary shall be a restricted subsidiary, or (ii) the total amount of securities, other than securities of restricted subsidiaries, owned by the company and its subsidiaries, shall not exceed 25% of the consolidated net tangible assets of the Company and its subsidiaries.

	SECTION 6.06. So long as any of the Debentures are outstanding, the Company will not, and will not permit any of its subsidiaries to, incur or sell any funded debt (other than funded debt acquired by the Company or by another subsidiary, funded debt subordinate to the Debentures and funded debt issued to refund funded debt of the Company or its subsidiaries) and will not permit any of its subsidiaries to issue or sell (other than to the Company or another subsidiary) any shares of its preferred stock unless

	(a) the consolidated income available for interest and subsidiary preferred stock dividends of the Company and its subsidiaries for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the date on which such additional funded debt is so incurred or sold or such subsidiary preferred stock is so issued or sold, shall have been not less than two and one-half times the sum of (i) the total annual interest charges upon the consolidated debt of the Company and its subsidiaries, and
(ii) the total annual dividend requirements on subsidiary preferred stock, in each case to be outstanding immediately after the incurring, issue or sale of such additional funded debt and subsidiary preferred stock; and

	(b) giving effect to the incurring, issue or sale of such additional funded debt and subsidiary preferred stock and to the application of the proceeds thereof, the sum of (i) the principal amount of outstanding consolidated debt of the Company and subsidiaries, and (ii) the amount of outstanding subsidiary preferred stock shall not be more than sixty per cent of the consolidated net tangible assets of the Company and its subsidiaries as shown by a pro forma consolidated balance sheet of the Company and its subsidiaries; such pro forma consolidated balance sheet shall be prepared on the basis of a consolidated balance sheet of the Company and its subsidiaries as of the last day of the 12 months' period for which income is calculated for the purposes of subdivision
(a) of this Section and shall give effect to the proposed incurring, issue or sale of the additional funded debt and subsidiary preferred stock and to the application of the proceeds thereof and to any dividend declared or other distribution of assets made by the Company to its stockholders after the date of the balance sheet and simultaneously with or prior to the proposed transaction.

	SECTION 6.07. So long as any of the Debentures are outstanding, the Company will not permit any subsidiary of the Company to incur or sell any funded debt, other than indebtedness to the Company or to another subsidiary, or to issue or sell, other than to the Company or to another subsidiary, any of its preferred stock unless, giving effect to the incurring, issue or sale of such funded debt or preferred stock and to the application of the proceeds thereof,

	(a) the principal amount of outstanding funded debt and the amount of the outstanding preferred stock of such subsidiary shall not exceed 60% of the total capitalization of such subsidiary; and

	(b) the principal amount of outstanding funded debt and the amount of outstanding preferred stock of all subsidiaries of the Company shall not exceed 15% of the consolidated net tangible assets of the Company and its subsidiaries, computed in a manner similar to that provided in Section 6.06;

provided, however, that nothing contained in this Section shall prevent the Company from acquiring a new subsidiary which shall have outstanding at the time of acquisition, otherwise than in the hands of the Company or any subsidiary of the Company, funded debt or preferred stock, if the principal amount of such outstanding funded debt and the amount of such outstanding preferred stock shall not exceed sixth per cent of the total capitalization of such new subsidiary.

	So long as any of the Debentures are outstanding, the Company will not permit any of its subsidiaries to declare or pay any dividend if such declaration or payment would reduce its surplus below the amount required to maintain the ratio of its outstanding funded debt and preferred stock to total capitalization specified in subdivision (a) of this
Section 6.07.

	SECTION 6.08. So long as any of the Debentures are outstanding, the Company will not declare or pay any dividend or make any other distribution upon any of its capital stock or purchase or redeem or otherwise acquire for a consideration any of its capital stock (excluding from such restriction and from the calculation in this Section
6.08 dividends paid in capital stock and capital stock purchased, redeemed or otherwise acquired to the extent that it was so acquired in exchange for or with the proceeds of the issue of other capital stock) if, after giving effect to such dividend, distribution, purchase, redemption or other acquisition, the cumulative aggregate amount of all dividends and distributions declared or paid on its capital stock and the amount paid for the purchase, redemption or acquisition of its capital stock subsequent to December 3l, 1970 by the Company exceeds the amount of the consolidated net income available for dividends after December 31, 1970; plus $70,000,000, plus such additional amounts as shall, upon application by the Company, be authorized or approved by the Securities and Exchange Commission, or by any successor commission or authority administering the Public Utility Holding Company Act of 1935.

	In the case of any consolidation or merger of the Company with or into any other corporation or the transfer of all or substantially all of the assets of the Company as an entirety to another corporation, as permitted by Article Thirteen, the foregoing covenant shall apply, from and after the date upon which such consolidation, merger, or transfer shall become effective (hereinafter referred to as the "effective date"), to the corporation (hereinafter referred to as the "Successor Corporation") resulting from such consolidation or merger or acquiring of the assets of the Company, so that, so long as any of the Debentures are outstanding, the Successor Corporation will not declare or pay any dividend or make any other distribution upon any of its capital stock or purchase or redeem or otherwise acquire for a consideration any of its capital stock (excluding from such restriction and from the calculation in this Section
6.08 dividends paid in capital stock and capital stock purchased, redeemed or otherwise acquired to the extent that it was so acquired in exchange for or with the proceeds of the issue of other capital stock) if, after giving effect to such dividend, distribution, purchase, redemption or other acquisition, the cumulative aggregate amount of all dividends and distributions declared or paid on its capital stock and the amount paid for the purchase, redemption or acquisition of its capital stock by the Company subsequent to December 31, 1970, and prior to the effective date, and by the Successor Corporation after the effective date, exceeds the amount of consolidated net income available for dividends of the Company and its subsidiaries after December
31, 1970, and prior to the effective date, plus the amount of the consolidated net income available for dividends of the Successor Corporation and its subsidiaries after the effective date, plus $70,000,000, plus such additional amounts as shall, upon application by the Company, or by any Successor Corporation, be authorized or approved by the Securities and Exchange Commission, or by any successor commission or authority administering the Public Utility
Holding Company Act of 1935.

	For the purpose of this Section 6.08, the acquisition for a consideration of the capital stock of the Company or Successor Corporation by a subsidiary of either shall be deemed an acquisition by the Company or Successor
Corporation.

	SECTION 6.09. The Company will not participate in any consolidation or merger with, or transfer its properties and assets as an entirety or substantially as an entirety to, another corporation (the corporation resulting from any such consolidation or merger or to which such transfer is made being in this Section called "Successor Corporation"), and the Company will not permit any subsidiary of the Company to participate in any consolidation or merger with, or to transfer its properties and assets as an entirety or substantially as an entirety to, another corporation (in the event of such a consolidation or merger of any subsidiary with another corporation, or transfer of properties and assets of a subsidiary to another corporation, the term "Successor Corporation" as used hereinafter in this Section shall mean the Company), unless

	(a) immediately after such consolidation, merger or transfer and giving effect thereto, the principal amount of the outstanding consolidated debt of the Successor
Corporation and its subsidiaries, plus the amount of the outstanding preferred stock of the subsidiaries of the Successor Corporation, would not exceed the principal amount of the consolidated debt of the Company and its subsidiaries, plus the amount of the preferred stock of subsidiaries of the Company, outstanding immediately prior to such consolidation, merger or transfer, or

	(b)(i) the consolidated income available for interest and subsidiary preferred stock dividends of the Successor Corporation and its subsidiaries for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the effective date of such consolidation, merger or transfer (including on a pro forma consolidated basis, such income for said period of all corporations whose assets are combined with those of the Company or any of its subsidiaries in such consolidation, merger or transfer and of all corporations which are subsidiaries of the Successor
Corporation immediately after such consolidation, merger or transfer), shall have been not less than two and one-half times the sum of (A) the total annual interest charges upon the consolidated debt of the Successor Corporation and its subsidiaries, and (B) the total annual dividend requirements on the preferred stock of such subsidiaries, in each case to be outstanding immediately after such consolidation, merger or transfer, and

	(ii) immediately after such consolidation, merger or transfer, and giving effect thereto, the sum of (A) the outstanding consolidated debt of the Successor
Corporation and its subsidiaries and (B) the amount of the outstanding preferred stock of subsidiaries of the Successor Corporation, shall not be more than 60% of the consolidated net tangible assets of the Successor corporation and its subsidiaries, all computed in a manner similar to that provided in Section 6.06, and

	(iii) immediately after such consolidation, merger or transfer, and giving effect thereto, the principal amount of outstanding funded debt and the amount of the outstanding preferred stock, of all subsidiaries of the Successor Corporation, shall not exceed 15% of the consolidated net tangible assets of the Successor
Corporation and its subsidiaries, computed in a manner similar to that provided in Section 6.06;

provided, however, that the restrictions contained in this Section shall not apply to or prevent the consolidation or merger of the Company with, or transfer of its properties and assets to, a then existing subsidiary of the Company or the consolidation or merger of a subsidiary with, or a transfer of its properties and assets to, the Company or another then existing subsidiary of the Company.

	The Company further covenants and agrees that if, upon any consolidation or merger of the Company with any other corporation, or upon any transfer of the properties of the

Company as an entirety or substantially as an entirety, any of the property of the Company would thereupon become subject to any mortgage, pledge, or other lien, the Company, prior to such consolidation, merger or transfer, will by appropriate action secure the Debentures, equally and ratably with any other indebtedness similarly entitled to be equally and ratably secured, by a direct mortgage or lien on or pledge of all such property of the Company prior to all other mortgages, liens or pledges except any mortgages, liens or pledges then existing thereon as permitted by
Section 6.04. Such direct mortgage, lien or pledge shall be evidenced by an appropriate instrument or instruments executed to the Trustee (or to the extent legally necessary, to another trustee as additional or separate trustee) containing the provisions provided for in the last sentence of Section 6.04.

	SECTION 6.10. (A) In connection with a request for the authentication and delivery of additional Debentures pursuant to Section 4.03 and for the purpose of evidencing compliance with the provisions of Sections 6.06, 6.07 and
6.09 in case the Company or any of its subsidiaries shall enter upon or engage in any of the transactions therein prohibited except upon the conditions therein stated, the Company will, prior to or simultaneously therewith, file with the Trustee an officers' certificate setting forth, in such reasonable detail as the Trustee shall require, such relevant statements as to consolidated income available for interest and subsidiary preferred stock dividends, annual interest charges upon consolidated funded debt, annual dividend requirements of subsidiary preferred stock, outstanding consolidated debt, outstanding subsidiary preferred stock, consolidated net tangible assets, capitalization and such other relevant statements as shall be required to demonstrate compliance with such conditions; provided, however, that in any case in which deferred obligations for the payment of the purchase price of property are incurred or issued such officers' certificate need not be filed with the Trustee prior to or simultaneously with such incurring or issue unless the aggregate principal amount of the deferred obligations so incurred or issued and of all other deferred obligations incurred or issued by the Company and its subsidiaries during the same calendar year and as to which no officers' certificate shall theretofore have been filed equals or exceeds $500,000; when any officers' certificate shall be filed with respect to the incurring or issue of any such deferred obligations such officers' certificate shall specify all such deferred obligations theretofore incurred or issued during the same calendar year and as to which no officers' certificate shall theretofore have been filed; if any such deferred obligations shall have been incurred or issued during a calendar year and no officers' certificate shall have been filed with respect thereto, the Company will, on or before March 31 of the succeeding calendar year, file with the Trustee an officers' certificate covering such deferred obligations.

	(B) For the purpose of evidencing compliance with the provisions of Section 6.08, the Company will, on or before April 1 in each calendar year commencing with the year 1972, file with the Trustee an officers' certificate setting forth, in such reasonable detail as the Trustee shall require:

	(a) the consolidated net income available for dividends of the Company and its subsidiaries subsequent to December 31, 1970, to the close of the preceding calendar year;

	(b) the respective amounts referred to in Section
6.08 which have been authorized or approved by the Securities and Exchange Commission or by any successor commission or authority administering the Public Utility
Holding Company Act of 1935; and

	(c) the respective amounts declared or paid by the Company subsequent to and including the close of the preceding calendar year, as dividends or other distributions upon any of its capital stock or in the purchase or redemption or other acquisition for a consideration of any of its capital stock (excluding dividends paid in capital stock and capital stock purchased, redeemed or otherwise acquired, to the extent that it was acquired in exchange for or with the proceeds of the issue of other capital stock) and amounts paid by a subsidiary subsequent to December
31,1970, as consideration for the acquisition of the Company's capital stock; the aggregate amount of said payments; and separately the amount of all capital stock purchased, redeemed or otherwise acquired during said period in exchange for or with the proceeds of the issue of other capital stock.

	SECTION 6.11. The Company will at all times (subject to its right to merge, consolidate or convey all or substantially all of its property and assets pursuant to Article Thirteen, and thereafter dissolve) take or cause to be taken all such action as may from time to time be necessary to maintain, preserve and renew its corporate existence and its franchise to be a corporation.

 	SECTION 6.12. The Company will, upon reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture.

      SECTION 6.13. The Company will cause

	(a) each subsidiary duly and punctually to pay the interest, as and when due and payable, on all outstanding indebtedness of such subsidiary and to pay and discharge all other liabilities at the time outstanding as and when due and payable and duly and punctually to keep, observe and perform each and every term, covenant and condition contained in the instrument evidencing or securing such indebtedness or under which such indebtedness shall have been issued and in each and every indenture supplemental thereto, on the part of such subsidiary to be kept, observed and performed; and will prevent any default or other event from happening whereby the right might arise to enforce any such instrument by foreclosure or otherwise;

	(b) each subsidiary to take or cause to be taken all action necessary to preserve, extend and renew its corporate existence, and to preserve in full force and effect, and to take all reasonable means to procure extensions or renewals of, all rights, franchises, licenses, permits and privileges, to it granted or conferred upon it by law or at the time otherwise possessed by it and at the time necessary or advantageous in the continued and efficient conduct of its business, and duly to observe and conform to all covenants, terms and conditions contained in any franchise, license or permit under or pursuant to which any part of its property is or shall be constructed, held, maintained or operated; and

	(c) that part of the property of the Company and each subsidiary which is of an insurable nature or of a character customarily insured by other companies operating like or similar properties to be insured and at all times kept insured against loss, destruction or damage by fire to an amount and on terms determined by the Company in the exercise of prudent judgment;
provided however, that the Company or its subsidiaries shall be free to adopt, in lieu of or supplementing such insurance, such other proper plan or method of protection against loss, destruction or damage by fire as shall be determined by the Company in the exercise of prudent judgment.

	Nothing in this Section 6.13 shall, or is intended to,
(a) require the payment or discharge of any indebtedness, liability, claims or demands, so long as the validity thereof, or the liability therefor, shall be in good faith contested, or (b) prevent any subsidiary from ceasing to operate any plant or other property or from abandoning same, if in the judgment of such subsidiary, it shall be advisable and to the best interests of such subsidiary so to do, or
(c) obligate the Company or any subsidiary to perform or omit to perform any acts so long as the validity thereof, or the obligation for the performance or omission thereof, is in good faith contested, or (d) prevent the Company or any subsidiary from taking such action in respect of the properties or franchises of any subsidiary as shall be proper and customary under the circumstances and not detrimental or prejudicial to the interests of the Debenture holders, or (e) prevent any subsidiary from merging or consolidating with, or transferring its assets to, the Company or to another subsidiary or, under the conditions provided in Section 6.09, another corporation.

	SECTION 6.14. The Company will, on or before the first day of May in each calendar year commencing with the year 1972, file with the Trustee an officers' certificate stating that a review of the activities of the Company and its subsidiaries during the preceding calendar year (or, in the case of the officers' certificate filed in 1972, during the period from the date of execution hereof, to December 31,
1971) has been made under the supervision of the signers of such certificate with a view to determining whether the Company has kept, observed, performed and fulfilled all the covenants, agreements and obligations on its part in this Indenture contained and that to the best of their knowledge
(i) the Company is not in default in the performance, observance or fulfillment of any of the terms, provisions and conditions hereof, and (ii) no event has happened which with the passage of time would constitute an event of default. If any default or any such event exists, such officers' certificate shall specify all such defaults or events and the nature thereof.

                        ARTICLE SEVEN.

          Remedies of Trustee and Debentureholders.

	SECTION 7.01. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term "default" wherever used in this Indenture shall mean one of the following-described events:

	(a) the failure of the Company for a period of sixty days to pay any installment of interest on any of the Debentures, when and as the same shall become payable;

	(b) the failure of the Company to pay the principal of (or premium, if any, on) any of the Debentures when and as the same shall become due and payable, whether at maturity or otherwise;

	(c) the failure of the Company for a period of sixty days to make due payment or satisfaction of any sinking fund or analogous obligation as required by this Indenture or any indenture supplemental hereto;

	(d) the failure of the Company to observe and perform any other of the covenants or agreement on the part of the Company contained in this Indenture or in any indenture supplemental hereto, which failure shall have continued unremedied for a period of ninety days after written notice, from the Trustee to the Company, or from the holders of not less than 25% of the Debentures outstanding to the Company and the Trustee, specifying such failure and requiring the Company to remedy the same;

      (e) a period of ninety days shall have elapsed after

	(1) the adjudication of the Company as a bankrupt by a court of competent jurisdiction;

	(2) the entry by such a court of an order approving a petition seeking reorganization of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; or

	(3) the appointment by such a court of a trustee or receiver or receivers of the Company or of all or any substantial part of its property upon the application of any creditor in any insolvency or bankruptcy proceeding or other creditor's suit;

	but such period of ninety days shall not include any period during which any such decree or order shall be stayed upon appeal or otherwise; or

	(f) the filing by the Company of a petition in voluntary bankruptcy or the making by it of an assignment for the benefit of creditors or the consenting by it to the appointment of a receiver or receivers of all or any substantial part of the property of the Company; or the filing by the Company of a petition or answer seeking reorganization under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; or the filing by the Company of a petition to take advantage of any debtor's act.

	SECTION 7.02. If any one or more of the above-described defaults shall happen, then, and in each and every such case, during the continuance of any such default, either the Trustee, by notice in writing to the Company, or the holders of at least 25% in principal amount of the Debentures then outstanding, by notice in writing to the Company and to the Trustee, may declare the principal of all the Debentures then outstanding (if not then due and payable) to be due and payable, and upon any such declaration the same shall become and be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal of the Debentures shall have been so declared to be due and payable and before any judgment or decree for the payment of the moneys shall have been obtained or entered as hereinafter provided, the principal of all the Debentures which shall have matured otherwise than by said declaration and all arrears of interest, if any, upon all the Debentures (with interest on any overdue principal and installments of interest at the rate borne by the Debentures) and the reasonable charges and expenses of the Trustee, its agents and attorneys, shall be paid by the Company or deposited with the Trustee, and every other default under this Indenture shall have been made good to the reasonable satisfaction of the Trustee, or provision deemed by the Trustee to be adequate therefor shall have been made, then and in every such case the holders of a majority in principal amount of the Debentures then outstanding, by written notice to the Company and the Trustee, may waive the default by reason of which the principal of the Debentures shall have been so declared to be due and payable and may rescind and annul such declaration and its consequences; but no such waiver, rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

	SECTION 7.03. If the Company shall fail for a period of sixty days to pay any installment of interest on any of the Debentures or shall fail to pay the principal of (or premium, if any, on) any of the Debentures when and as the same shall become due and payable, whether at maturity or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the holders of the Debentures then outstanding the whole amount which then shall have become due and payable on all such Debentures, with interest on the overdue principal and, so far as permitted by law, installments of interest at the rate borne by the Debentures, the reasonable compensation to the Trustee, its agents and attorneys, and any other reasonable expenses and liabilities incurred without negligence or bad faith by the Trustee under this Indenture.

	In case the Company shall fail forthwith to pay such amounts, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sum so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor on the Debentures, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment of the expenses, disbursements and compensation of the Trustee, its agents and attorneys, shall be for the ratable benefit of the holders of the Debentures which shall be the subject of such action or proceedings. All rights of action upon or under any of the Debentures or this Indenture may be enforced by the Trustee without the possession of any of the Debentures and without the production of any thereof at any trial or any proceedings relative thereto.

	The Trustee is hereby appointed, and each and every holder of the Debentures, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such holder, with authority to make or file (whether or not the Company shall be in default in respect of the payment of the principal of, or interest on, any of the Debentures, and whether or not the Trustee shall have made any demand for payment pursuant to the provisions of this Section 7.03), in its own name as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceedings relative to the Company, its creditors or its property, or any other obligor on the Debentures, its creditors or its property, any and all claims, proofs of debt, petitions, consents, other documents and amendments of any thereof, and to receive payment of any sums that shall be distributable in any such proceedings on account of any of the Debentures, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things that it may deem necessary or advisable in order to enforce in any such proceedings any of the claims of any of such holders in respect of any of the Debentures; and any receiver, assignee, trustee or debtor in any such proceedings is hereby authorized, and each and every holder of the Debentures, by receiving and holding the same, shall be deemed to have authorized any such receiver, assignee, trustee or debtor, to make payment of any and all such sums to or on the order of the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including counsel fees, incurred by it down to the date of such payment and, without limiting the generality of the foregoing, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any judicial proceedings relative to the Company or any other obligor on the Debentures, its creditors, or its property; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any holder of Debentures, any plan of reorganization or readjustment of the Company affecting the Debentures or the rights of any holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any holder of any Debentures in any such proceedings.

	SECTION 7.04. Any moneys collected by the Trustee under this Article Seven shall be applied by the Trustee as follows:

	First: To the payment of all costs and expenses in connection with the collection of such moneys, including reasonable compensation to the Trustee, its agents and attorneys, and all expenses, liabilities and advances incurred or made without negligence or bad faith by the Trustee hereunder.

 	Second: To the payment of the amounts then due and unpaid upon the Debentures in respect of which such moneys shall have been collected, ratably and without preference or priority of any kind, according to the amounts due and payable on such Debentures, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Debentures and notation thereon of the payment, if only partially paid, and upon the surrender and cancellation thereof, if fully paid; provided, however, that if the time for the payment of any claim for interest upon any of the Debentures shall have been extended, or, if any such claim at or after maturity shall have been transferred or pledged separate from the Debenture to which it relates, such claim for interest shall not be entitled in case of default hereunder to the benefit of this Indenture except after prior payment in full of the principal of all Debentures then outstanding and of all claims for interest on such Debentures the payment of which has not been so extended, or which have not been so transferred or pledged.

	Third: To the payment of any surplus then remaining to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same.

	SECTION 7.05. Upon any sale made under any writ of execution issued on any judgment for the recovery of the indebtedness evidenced by the Debentures or recovered under this Indenture, any purchaser shall be entitled, in making settlement or payment of the purchase price of the property purchased, to present and to turn in and use any of the Debentures, such Debentures being computed for that purpose at a sum equal to that which shall be payable out of the net proceeds of such sale to such purchaser as the holder thereof for his share of such net proceeds; and, if the amounts so payable in respect of such Debentures shall be less than the amount for which the Company may be liable thereon, then the receipt endorsed thereon under the direction of any person authorized to receive payment of the purchase price for the amount to be so allowed or credited thereon shall constitute partial payment and settlement and shall be conclusive proof of the amount thereof. At any such sale any holder or holders of the Debentures may directly, or through one or more agents, bid for and purchase the property sold for his or their own account and make payment therefor as aforesaid or otherwise and may hold, retain and dispose of such property without further accountability.

	SECTION 7.06. In case of a default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the trustee and of the Debenture holders, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the property of the Company, and of the tolls, rents, revenues, issues, earnings, income and profits thereof pending such proceedings with such powers as the court making such appointment shall confer.

	SECTION 7.07. The holders of a majority in principal amount of the Debentures at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee; provided, however, that subject to the provisions of Section 10.02, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall, by responsible officers, determine that the action or proceeding so directed would involve the Trustee in personal liability.

	The Trustee shall, upon the written request of the holders of a majority in principal amount of the Debentures at the time outstanding, waive any past default hereunder and its consequences, except a default in the payment of the principal of the Debentures at the date of maturity stated therein; provided, however, that the Trustee shall not (1) waive a default in the payment of interest on the Debentures, unless all arrears of interest, and, to the extent that payment of such interest shall be legally enforceable, interest on overdue installments of interest at the rate borne by the Debentures, shall have been paid by the Company or shall have been provided for by the deposit with the Trustee in trust of a sum sufficient to pay the same, or (2) waive a default in the payment of the redemption price of any of the Debentures that shall theretofore have been called for redemption, unless such redemption price, with interest thereon at the rate borne by the Debentures, shall have been paid by the Company or shall have been provided for by the deposit with the Trustee in trust of a sum sufficient to pay the same. In case of any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

	SECTION 7.08. No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of the happening of one or more of the defaults herein specified, and unless also the holders of 25% in principal amount of the Debentures then outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and shall have afforded to it a reasonable opportunity either to proceed to exercise the powers herein granted or to institute such action, suit or proceeding in its own name, and unless also there shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and unless the Trustee, for thirty days after receipt of such notification, request and offer of indemnity, shall have neglected and refused to institute any such action, suit or proceeding; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any holder of any Debentures; it being understood and intended that no one or more of the holders of Debentures shall have any right in any manner whatsoever by his or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of outstanding Debentures which shall be the subject of such action, suit or proceeding.

	Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Debenture to receive payment of the principal of and interest on such Debenture, on or near the respective due dates expressed in such

Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

	All parties to this Indenture and the holders of the Debentures agree that the court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this paragraph shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more holders of Debentures holding in the aggregate more than ten per cent in principal amount of the Debentures then outstanding, or to any action, suit or proceeding instituted by any holder of Debentures for the enforcement of the payment of the principal of, or the interest on, any of the Debentures, on or after the respective due dates expressed in such Debentures.

	SECTION 7.09. No remedy herein conferred upon or reserved to the Trustee or to the holders of Debentures is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any holder of the Debentures to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Article Seven to the Trustee and to the holders of Debentures, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the holder of Debentures, as the case may be. In case the Trustee or any holder of Debentures shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been determined adversely to the Trustee or to such holder of Debentures, then and in every such case the Company, the Trustee and the holders of the Debentures shall severally and respectively be restored to their former positions and rights hereunder and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

	SECTION 7.10. The Company will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the terms of performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law or laws, and covenants that it will not hinder, delay or impede the execution of any power herein granted and delegated to the Trustee, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

                         ARTICLE EIGHT.

  Debentureholders' Acts, Holdings and Apparent Authority.

	SECTION 8.01. Any demand, request, notice, direction, consent, waiver, appointment, removal or other instrument required or permitted by this Indenture to be signed and executed by holders of Debentures may be in any number of concurrent writings of similar tenor and may be signed or executed by such holders in person or by agent appointed in writing, and, subject to the provisions of Section 10.02, proof of the execution thereof or of the writing appointing any such agent shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee or of the Company with regard to any action by them, respectively, taken under such instrument; and such execution may be proved in any reasonable manner which the Trustee in its sole discretion may deem appropriate.

	The fact of the holding of Debentures shall be established by the register of such Debentures.

	SECTION 8.02. In determining whether the holders of the requisite principal amount of the Debentures have concurred in any direction, request or consent under this Indenture, Debentures which are owned by the Company or by any other obligor on the Debentures or by any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any such other obligor, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, request or consent only Debentures which the Trustee knows are so owned shall be disregarded.

                        ARTICLE NINE

       Reports by the Company and the Trustee and
                   Debentureholders' Lists

	SECTION 9.01. (a) The Trustee shall transmit to the holders of Debentures, as hereinafter provided, on or before July 15, 1972, and on or before the fifteenth day of July in each year thereafter, a brief report as of the last preceding fifteenth day of May with respect to

	(l) its eligibility under Section 10.06 and its qualifications under Section 10.05 to serve as Trustee hereunder, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to that effect;

	(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by it as Trustee which remain unpaid on the date as of which such report is made and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of one per cent of the principal amount of the Debentures outstanding on the date as of which such report is made;

	(3) the amount, interest rate and maturity date of all other indebtedness owing to it in its individual capacity, on the date as of which such report is made, by the Company or any other obligor on the Debentures, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), paragraph (3), paragraph (4) or paragraph (6) of subdivision(f) of Section 10.08;

	(4) the property and funds, if any, physically in its possession as Trustee on the date as of which such report is made;

 	(5) any additional issue of Debentures which it has not previously reported; and

	(6) any action taken by it in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with the provisions of
Section 10.03.

	(b) If (i) since the date of the last report transmitted pursuant to the provisions of subdivision (a) of this
Section 9.01 (or, if no such report has yet been transmitted, since the date of the execution of this Indenture), the Trustee shall have made any advances for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures on property or funds held or collected by it as Trustee, (ii) the Trustee has not previously reported such advances pursuant to this subdivision (b) and (iii) such advances remaining unpaid shall at any time aggregate more than ten per cent of the principal amount of the Debentures then outstanding, the Trustee shall, within ninety days after such time, transmit to the holders of Debentures, a brief report of the character and amount of such advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof).

	(c) Each report pursuant to the provisions of this
Section 9.01 shall be transmitted by mail to all registered holders of Debentures, as the names and addresses of such holders appear upon the registration books of the Company.

	(d) The Trustee shall, at the time of the transmission to the holders of Debentures of any report pursuant to the provisions of this Section 9.01, file a copy of such report with each stock exchange upon which any of the Debentures are listed and also with the Securities and Exchange Commission.

	The Company will reimburse the Trustee for all expenses incurred in the transmission of any report pursuant to the provisions of this Section 9.01.

	SECTION 9.02. (a) The Company will file with the Trustee, within fifteen days after the Company shall be required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Securities and Exchange Commission pursuant to the provisions of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may by rules and regulations prescribe); or, if the Company is not required to file information, documents or reports pursuant to the provisions of either of such Sections, then the Company will file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed by the Securities and Exchange Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to the provisions of
Section 13 of the Securities Exchange Act of 1934, in respect of a security listed and registered on a national securities exchange, as may be prescribed in such rules and regulations.

	(b) The Company will file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed by the Securities and Exchange Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations.

      (c) The Company will transmit to the holders of Debentures, within thirty days after the filing thereof with the Trustee (unless some other time shall be fixed by the Securities and Exchange
Commission) and in the manner and to the extent provided in subdivision (c) of Section 9.01, such summaries of any information, documents and reports required to be filed by the Company pursuant to the provisions of subdivisions (a) and (b) of this Section 9.02 as may be required by rules and regulations prescribed by the Securities and Exchange Commission.

	SECTION 9.03. (a) The Company will furnish or cause to be furnished to the Trustee, semi-annually, not less than forty-five days nor more than sixty days after May 1 and November 1, in each year, beginning with November l, 1971, and at such other times as the Trustee may request in writing, in such form as the Trustee may reasonably require, all the information in the possession or control of the Company as of a date not more than fifteen days prior to the date of furnishing or causing such information to be furnished, as to the names and addresses of the holders of the Debentures, which the Company shall have obtained since the date as of which the next previous information as to the names and addresses of holders of Debentures, if any, was furnished, but so long as the Trustee is the Registrar for the Debentures, no such information shall be required to be furnished by the Company.

	(b) The Trustee will preserve, in as current form as is reasonably practicable, all information as to the names and addresses of holders of Debentures so furnished to it or received by it in the capacity of paying agent or Debenture Registrar or filed with it by holders of Debentures for the purpose of receiving reports. The Trustee may (1) destroy any information furnished to it as provided in subdivision
(a) of this Section 9.03 or received by it as paying agent or Debenture Registrar in connection with an interest payment upon receipt of new similar information so furnished to or received by it; (2) except as provided in ( l ) above, destroy any information received by it as paying agent or Debenture Registrar in connection with an interest payment, but not until forty-five days after a subsequent interest payment shall have been made; and (3) destroy all information received by it from holders of Debentures, but not until two years after such information shall have been filed with it.

	(c) Within five business days after the receipt by the Trustee of a written application by any three or more holders of Debentures stating that such holders (hereinafter in this subdivision (c) called such applicants) desire to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, the Trustee will at its election, either

	(1) afford to such applicants access to all information furnished to, or received by, and preserved by, the Trustee pursuant to the provisions of this
Section 9.03; or

	(2) inform such applicants as to the approximate number of holders of Debentures according to the most recent information so furnished to, or received by, and preserved by, the Trustee, and as to the approximate cost of mailing to such holders of Debentures the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all holders of Debentures whose names and addresses are contained in the information so furnished to, or received by, and preserved by, the Trustee copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment of the reasonable expenses of such mailing, unless within five days after such tender, the trustee shall mail to such applicants, and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If The Securities and Exchange Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of the objections specified in the written statement so filed, or if, after the entry of an order sustaining one or more of such objections. the Securities and Exchange Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such holders of Debentures with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

	Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of this subdivision (c), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this subdivision (c).

                         ARTICLE TEN.

                    Concerning the Trustee.

	SECTION 10.01. The Trustee accepts the trusts created by this Indenture upon the terms and Conditions hereof, including the following, to all of which the parties hereto and the holders from time to time of the Debentures agree:

	(a) The Trustee shall be entitled to reasonable compensation for all services rendered by it hereunder
(which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and such compensation, as well as the reasonable compensation of its counsel, and all other reasonable expenses incurred by the Trustee hereunder in good faith and without negligence, and all advances made by the Trustee in accordance with any provision of this Indenture in good faith and without negligence, the Company agrees to pay promptly on demand from time to time as such services shall be rendered and as such expenses shall be incurred or advances made. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. In default of such payment by the Company, the Trustee shall have a lien therefor on any moneys held by the Trustee hereunder prior to any rights therein of the holders of the Debentures. The reasonable fees and expenses of the Trustee (including the reasonable charges and expenses of its counsel) shall be preferred over the claims of the Debenture holders in any reorganization or other similar proceedings. The Company also agrees to indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance, administration or satisfaction of this trust, as well as the costs and expenses of defending against any claim of liability in the premises.

   (b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys.

   (c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals of fact herein or in the Debentures (except its certificate of authentication thereon), all of which are made by the Company solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture, of any supplemental indenture, or of the Debentures, and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any Debentures, or the proceeds of any Debentures, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

    (d) The Trustee may consult with counsel (who need not be appointed by the Company as provided in Section 1.02), and, to the extent permitted by Section 10.02, the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

    (e) The Trustee, to the extent permitted by Section
10.02, may rely upon the certificate of the Secretary or an Assistant Secretary of the Company, under its corporate seal, as to the adoption of any resolution by its Board of Directors or Executive Committee or stockholders.

    (f) The Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures with the rights it would have had if it were not Trustee hereunder.

    (g) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any person who at the time of such request or consent is the holder of any Debenture shall be conclusive and binding in respect of such Debenture upon all future holders thereof, whether or not such Debenture shall have noted thereon the fact that such request or consent had been made or given.

    (h) The Trustee, to the extent permitted by Section
10.02, shall be under no obligation to exercise any of the trusts or powers hereof at the request, order or direction of any of the Debentureholders, pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

    (i) The Trustee, to the extent permitted by Section
10.02, may rely and shall be protected in relying upon any resolution, certificate, opinion, report, statement, request, consent, Debenture or other instrument or paper believed by it to be genuine and to have been signed or presented by the proper parties.

    (j) Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, to the extent permitted by
Section 10.02. be deemed to be conclusively proved and established by a certificate signed in the name of the Company by its Chairman of the Board, or the President, or a Vice president, and its Secretary, or an Assistant Secretary, or its Treasurer, or an Assistant Treasurer, or its Controller, or an Assistant Controller.

	SECTION 10.02. If a default specified in Section 7.01 shall have happened, then, so long as the same shall be subsisting, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

	(1) unless and until a default specified in Section
7.01 shall have happened which at the time is subsisting,

	(a) the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

	(b) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates or opinions furnished to it pursuant to and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (2) the Trustee shall not be liable to any holder of Debentures or to any other person for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable to any holder of Debentures or to any other person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the holders of a majority in principal amount of the Debentures at the time outstanding (determined as provided in Section
8.02), relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

	Notwithstanding any provisions of this Indenture authorizing the Trustee conclusively to rely upon any certificates or opinions, the Trustee may, before taking or refraining from taking any action in reliance upon any certificate furnished by the Company require any further evidence or make any further investigation as to the facts or matters stated therein which it may, in good faith, deem reasonable in the circumstances, and in connection therewith the Trustee may examine or cause to be examined the pertinent books, records and premises of the Company; and the Trustee sha11, in any case, require such further evidence or make such further investigation as may be requested by the holders of a majority in principal amount of the Debentures then outstanding, provided that, if payment to the Trustee of the costs, expenses and liabilities likely to be incurred by it in making such investigation is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee before making such investigation may require reasonable indemnity against such costs, expenses or liabilities. Any further evidence which may be requested by the Trustee pursuant to any of the provisions of this Section 10.02 shall be furnished by the Company at its own expense; and any costs, expenses and liabilities incurred by the Trustee in connection with any further investigation made by it pursuant to any of the provisions of this Section 10.02 shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company upon demand, with interest at the rate of four per cent per. annum, and, until such repayment, shall be secured by a lien on any moneys held by the Trustee hereunder prior to any rights therein of the holders of Debentures.

	SECTION 10.03. The Trustee shall, within ninety days after the happening thereof, give to the holders of the debentures notice of the happening of any default, known to it to be then subsisting, unless such default shall have been cured before the giving of such notice (the term "default" for the purposes of this Section 10.03 being hereby defined to be any of the events specified in Section
7.01 not including any period of grace therein provided for and irrespective of the giving of the written notice specified in subdivision (d) of said Section 7.01), but, in the case of any default of the character specified in subdivision (d) of said Section 7.01, no such notice shall be given until at least sixty days after the occurrence of the event giving rise to such default; provided that, unless such event be the failure to pay the principal of, or the interest on, any of the Debentures when and as the same shall become payable, or the failure to meet any sinking fund requirement, the Trustee shall be protected in withholding such notice, if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the Debentures. Such notice shall be given to the holders of the Debentures in the manner and to the extent provided in subdivision (c) of
Section 9.01.

	SECTION 10.04. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created by giving to the Company notice in writing, and mailing notice of the resignation of the Trustee to the holders of the Debentures in the manner and to the extent provided in subdivision (c) of Section 9.01. Such resignation shall take effect upon the appointment by the holders of the Debentures or by the Company as hereinafter provided of a successor trustee having the qualifications prescribed in Sections 10.05 and 10.06, and the acceptance of such appointment by such successor trustee. Any trustee hereunder may be removed at any time by the filing with such trustee and the delivery to the Company of an instrument in writing signed by the holders of a majority in principal amount of the Debentures then outstanding, specifying such removal and the date when it shall become effective.

	Upon its resignation or removal, any trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder.

	SECTION 10.05. (a) If the Trustee has or shall acquire any conflicting interest, as the term "conflicting interest" is defined in subdivision (d) of this Section 10.05, the Trustee shall, within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, the resignation to become effective upon the appointment of a successor trustee and the acceptance by such successor trustee of such appointment. If the Trustee shall resign, the Company shall take prompt steps to have a successor appointed in the manner provided in Section 10.06.

	(b) In the event that the Trustee shall fail to comply with the provisions of subdivision (a) of this Section
10.05, the Trustee shall, within ten days after the expiration of such ninety-day period, transmit notice of its failure in that regard to the holders of Debentures in the manner and to the extent provided in subdivision (c) of
Section 9.01.

	(c) Subject to the provisions of the last paragraph of
Section 7.08, any holder of a Debenture who has been a bona fide holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor trustee, if the Trustee shall fail, after written request therefor by such holder, to comply with the provisions of subdivision
(a) of this Section 10.05.

	(d) For the purposes of this Section 10.05, the Trustee shall be deemed to have a conflicting interest, if

	(1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities of the Company are outstanding; provided, however, that there shall be excluded from the operation of this paragraph (1) this Indenture and any such other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if (i) this Indenture and such other indenture or indentures are wholly unsecured, and such other indenture or indentures are hereafter qualified under the Trust
Indenture Act of 1939, unless the Securities and Exchange Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture
Act of 1939 that differences exist between the provisions of this Indenture and the provisions of such other indenture which are so likely to involve a material conflict of interest as to make it necessary in the public Interest or for the protection of investors to disqualify the Trustee from acting as trustee under one of said indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as trustee under one of said indentures; and provided, further, that there shall be excluded from the operation of this paragraph
(1) the Indenture between the Company and The Hanover
Bank (now by merger Manufacturers Hanover Trust
Company), as Trustee, dated August 1, 1954, under which the Company's 3% Debentures Due 1978 are outstanding and the Indenture between the Company and Manufacturers
Hanover Trust Company, as Trustee, dated as of September 1, 1965, under which the Company's 4 3/4%
Debentures Due September 1, 1990 are outstanding;

	(2) the Trustee or any of its directors or executive officers is an obligor upon the Debentures or an underwriter for the Company;

	(3) the Trustee directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with, the Company or an underwriter for the Company;

	(4) the Trustee or any of its directors or executive
officers is a director, officer, partner, employee,
appointee or representative of the Company, or of an
                             68


underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company, and (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company, and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subdivision (d), to act as trustee, whether under an indenture or otherwise;

	(5) ten per cent or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director or executive officer thereof, or twenty per cent or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per cent or more of such voting securities is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more of such persons;

	(6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as the term "default" is defined in Clause (B) of the second paragraph following paragraph (9) of this subdivision (d),
(A) five per cent or more of the voting securities, or ten per cent or more of any other class of security, of the Company, not including debentures and not including securities issued under any other indenture under which the Trustee is also trustee, or (B) ten per cent or more of any class of security of an underwriter for the Company;

	(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as the term "default" is defined in C1ause (B) of the second paragraph following paragraph (9) of this subdivision (d), five per cent or more of the voting securities of any person

                             69

who, to the knowledge of the Trustee, owns ten per cent or more of the voting securities of, or controls directly or indirectly, or is under direct or indirect common control with, the company;

      (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as the term "default" is defined in Clause (B) of the second paragraph following paragraph (9) of this subdivision (d), ten per cent or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty per cent or more of the voting securities of the Company; or

      (9) the Trustee owns, on May 15 in any year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per cent or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), paragraph (7) or paragraph (8) of this subdivision (d). As to any of such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that
such securities	included in such estate do not exceed
twenty-five per cent of such voting securities or twenty-five per cent of any such class of security. Promptly after May 15, in each year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company shall fail to make payment in full of principal of or
interest on any of the Debentures,	when and as the same
becomes due and payable, and such failure shall continue for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day Period, and after such date, notwithstanding the foregoing provisions of this paragraph
(9), all such securities so held by the Trustee, with
sole or joint control over such securities vested in it,
shall, but only	so long as such failure shall continue, be

                             70

considered as though beneficially owned by the Trustee, for the purposes of paragraphs (6), (7) and (8) of this subdivision (d).

	The specification of percentages in paragraphs (5) to
(9), inclusive, of this subdivision (d) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph(3) or paragraph (7) of this subdivision (d).

	For the purposes of paragraphs (6), (7), (8) and (9) of this subdivision (d), (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) the Trustee shall not be deemed the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as the term "default" is defined in this paragraph, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as a custodian, escrow agent or depositary, or in any similar representative capacity.

	For the purposes of this subdivision (d) the term "underwriter' when used with reference to the Company means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company which is outstanding at the time the determination is made, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

	For the purposes of this subdivision (d) the term "voting
security" shall mean any security presently entitling the
owner or holder thereof to vote in the direction or
management of the affairs of a person, or any security
                             71

issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction of management or the affairs of a person.

   The percentages of voting securities and other securities specified in this subdivision (d) shall be calculated in accordance with the following provisions:

   (A) A specified percentage of the voting securities of a person means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

   (B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

   (C) The term "amount", when used in regard to securities, means the principal amount, if relating to evidences of indebtedness; the number of shares, if relating to capital shares; and the number of units, if relating to any other kind of security.

   (D) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

   (i) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

   (ii) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

   (iii) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

    (iv) Securities held in escrow, if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding, if any person other than the issuer is entitled to exercise the voting rights thereof.

	(E) A security shall be deemed to be of the same class as another security, if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, (1) that, in the case of secured evidences of indebtedness all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and (2) that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

    The term "the Company", whenever used in this subdivision (d), shall include every other person which, at the time in question, is an obligor on the Debentures.

	SECTION 10.06. In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in subdivision (c) of Section 10.05, in which event the vacancy shall be filled as provided in said subdivision), or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor trustee may be appointed by the holders of a majority in principal amount of the Debentures then outstanding, by an instrument or concurrent instruments in writing signed in duplicate by such holders and filed, one original thereof with the Company and the other with the successor trustee; but, until a successor trustee shall have been so appointed by the holders of Debentures as herein authorized, the Company by a resolution or, in case all or substantially all of the assets of the Company shall be in the possession of one or more receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Bankruptcy Act), or of assignees for the benefit of creditors, such receivers, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor trustee. Upon the appointment and acceptance as aforesaid of a successor trustee the Trustee shall cease to be Trustee hereunder. After any such appointment other than by the holders of Debentures, the person making such appointment shall forthwith cause notice thereof to be mailed to the holders of the Debentures in the manner and to the extent provided in subdivision (c) of Section 9.01 or, if for any reason the names and addresses of all registered holders of Debentures shall not be available to such person, shall forthwith cause such notice to be published on at least three different days in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, in The City of New York; but any successor trustee so appointed shall, immediately and without further act, be superseded by a successor trustee appointed by the holders of Debentures in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of mailing or the first publication of such notice by the Company, or by such receivers, trustees or assignees.

	If any trustee shall resign because of a conflict of interest as provided in subdivision (a) of Section 10.05 and a successor trustee shall not have been appointed by the Company or by the holders of Debentures, or, if any successor trustee so appointed shall not have accepted its appointment within thirty days after such appointment shall have been made, the resigning trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee. If in any other proper case a successor trustee shall not be appointed pursuant to the foregoing provisions of this Section 10.06 within three months after such appointment might have been made hereunder, the holder of any Debenture or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

	The Company covenants that whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will, in the manner provided in this Section 10.06, appoint a successor trustee so that there shall at all times be a trustee under this Indenture, which shall at all times be a corporation organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having its principal office in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than Five Million Dollars. For the purposes of this
Section 10.06 the combined capital and surplus of any such trustee shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such trustee, provided that such reports are published at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority. If the Trustee or any successor trustee shall at any time cease to have the qualifications prescribed in this paragraph, it shall promptly resign as trustee hereunder.

	Any successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor trustee with like effect as if originally named as trustee hereunder, and such predecessor trustee shall thereupon become obligated to pay over, and such successor trustee shall be entitled to receive, all moneys on deposit with or held by such predecessor trustee as trustee hereunder. Nevertheless, on the written request of the Company or of the successor trustee or of the holders of ten per cent in principal amount of the Debentures then outstanding, such predecessor trustee, upon payment of its charges and disbursements then unpaid, shall execute and deliver an instrument transferring to such successor trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor trustee, and shall assign, transfer and deliver to the successor trustee all moneys and properties held by such predecessor trustee; and upon request of any such successor trustee, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor trustee all such rights, powers, trusts, immunities, duties and obligations.

	SECTION 10.07. Any corporation into which the Trustee or any successor to it in the trusts created by this Indenture may be merged or converted, or any corporation with which it or any successor to it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any such successor to it shall be a party, or any corporation to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all the assets and business of the Trustee, shall be the successor trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such corporation shall have the qualifications prescribed in Sections 10.05 and 10.06. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of the original Trustee or of any successor to it as trustee hereunder, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee by merger or consolidation or conversion may authenticate such Debentures either in the name of its predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.

	SECTION 10.08. (a) If the Trustee shall be, or shall become, a creditor, directly or indirectly, secured or unsecured, of the Company (other than in a relationship specified in subdivision (f) of this Section 10.08), within four months prior to a default, as the term "default" is defined in subdivision (e) of this Section 10.08, or subsequent to such a default, then, unless and until such default shall be made good, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of Debentures and the holders of any other indenture securities, as the term "other indenture securities" is defined in said subdivision (e):

	(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subdivision (a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

	(2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

	(b) Nothing contained in this Section 10.08 shall affect the right of the Trustee:

	(1) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

	(2) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

	(3) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subdivision (e) of this Section 10.08, would happen within four months; or

	(4) to receive payment on any claim referred to in paragraph (2) or paragraph (3) of this subdivision (b) against the release of any property held as security for such claim as provided in said paragraph (2) or said paragraph (3), as the case may be, to the extent of the fair value of such property.

      For the purposes of paragraphs (2), (3) and (4) of this subdivision (b), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of, or in substitution for, or for the purpose of repaying or refunding, any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

	(c) If the Trustee shall be required to account, the funds and property held in a special account pursuant to the provisions of this Section 10.08 and the proceeds thereof shall be apportioned among the Trustee, the holders of Debentures and the holders of other indenture securities in such manner that the Trustee, the holders of Debentures and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the holders of Debentures and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this subdivision (c) with respect to any claim, the term "dividends" shall include any distribution with respect to such claim in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization shall be pending shall have jurisdiction (i) to apportion among the Trustee, the holders of Debentures and the holders of other indenture securities, in accordance with the provisions of this subdivision (c), the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment thereof, in whole or in part, to give to the provisions of this subdivision (c) due consideration in determining the fairness of the distributions to be made to the Trustee, the holders of Debentures and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this subdivision (c) as a mathematical formula.

	(d) In case the Trustee shall have resigned or been removed after the beginning of such four months' period, the Trustee shall be subject to the provisions of this Section
10.08 as though such resignation or removal had not occurred. If the Trustee shall have resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this Section 10.08 if and only if the receipt of property or reduction of claim which would have given rise to the obligation to account, if the Trustee had continued as such trustee hereunder, had occurred after the beginning of such four months' period and within four months after such resignation or removal.

	(e) As used in this Section 10.08, the term "default" means any failure to make payment in full of principal of or interest on the Debentures or any other indenture securities, when and as such principal or interest becomes due and payable; and the term "other indenture securities" means securities upon which the Company is an obligor (as the term "obligor" is defined in the Trust Indenture Act of
1939) outstanding under any other indenture under which the Trustee is also trustee and which contains provisions substantially similar to the provisions of this Section
10.08 and under which a default exists at the time of the apportionment of the funds and property held in said special account.

	(f) None of the foregoing provisions of this Section
10.08 shall be applicable in respect of a creditor relationship arising from:

	(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

	(2) if any property other than cash shall at any time
be subject to the lien of this Indenture, advances
authorized by a receivership or bankruptcy court of
competent jurisdiction or by the instrument subjecting
such property to such lien, made for the purpose of
                             79


preserving such property or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Debentureholders as provided in subdivisions (a), (b) and (c) of Section
9.01 with respect to advances by the Trustee of such;

	(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

	(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in this subdivision (f);

	(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section
25(a) of the Federal Reserve Act as amended which is directly or indirectly a creditor of the Company; or

	(6) the acquisition, ownership, acceptance, or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as the term
"self-liquidating paper" is defined in this subdivision
(f).

	The term "security" or "securities" as used in this subdivision (f) shall have the same meaning as the definition, singular and plural, respectively, of the term
"security" as that term is defined in the Securities Act of 1933, as amended prior to August 3, 1939.

	The term "cash transaction" as used in paragraph (4) of this subdivision (f) means any transaction in which full payment for goods or securities sold is made within seven days after the delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

	The term "self-liquidating paper" as used in paragraph
(6) of this subdivision (f) means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

	The term "the Company" whenever used in this Section
10.08, shall include every other person which, at the time in question, is an obligor on the Debentures.

                       ARTICLE ELEVEN.

                         Defeasance.

	SECTION 11.01. If and when the principal of, and the interest on, all the Debentures and all other sums due hereunder shall have been well and truly paid at the times and in the manner therein and herein expressed, this Indenture shall cease and determine, and, at the written request of the Company, accompanied by the officers' certificate and opinion of counsel required by Section 15.03, and upon proof being given to the reasonable satisfaction of the Trustee that all the Debentures have been paid or satisfied and upon payment of the costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, the Trustee shall cancel and satisfy this Indenture.

	SECTION 11.02. If, at or prior to the maturity of the Debentures, the Company shall deposit with the Trustee, in trust for the pro rata benefit of the holders thereof, funds sufficient to pay all sums, for principal and interest and premium, if any, due or to become due on the Debentures at the time outstanding, and shall pay all costs, charges and expenses incurred or to be incurred by the Trustee in relation thereto or in carrying out the provisions of this Indenture, and (unless all the Debentures at the time outstanding shall mature not more than six months after the date of such deposit) upon delivery to the Trustee of (l) proof satisfactory to the Trustee that notice of redemption of all outstanding Debentures on a specified redemption date has been given by mail as in Article Five provided; or (2) proof satisfactory to the Trustee that arrangements have been made insuring to the satisfaction of the Trustee that such notice will be so given; or (3) a written instrument executed by the Company under its corporate seal, and expressed to be irrevocable, authorizing the Trustee to give such notice for and on behalf of the Company, the Trustee, on the written request of the Company accompanied by the officers' certificate and opinion of counsel required by

Section 15.03, shall cancel and satisfy this Indenture. The
Trustee shall apply the moneys so deposited to the payment to the holders of Debentures of all sums due and to become due thereon for principal and interest and premium, if any.

	SECTION ll.03. The Trustee shall not be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, and any such moneys remaining unclaimed for six years after the maturity of the Debentures or after the date fixed for the redemption thereof in the case of moneys deposited for the payment of Debentures called for redemption prior to the date of maturity therein expressed, shall be repaid by the Trustee thereof to the Company upon its request, and thereafter, anything in this Indenture to the contrary notwithstanding, any rights of such holders of Debentures in respect of which such moneys shall have been deposited shall be enforceable only against the Company; provided, however, that, before being required to make any such payment to the Company, the Trustee may, at the expense of the Company, cause to be published once a week for two successive weeks (in each case on any day of the week) in an authorized newspaper, a notice that said moneys remain unclaimed and that, after a date specified in said notice, which date shall not be less than ten nor more than twenty days after the date of the second such publication of such notice, the balance of such moneys then unclaimed will be returned to the Company. It shall not be necessary for such publications to be made in the same newspaper.

	Any moneys which at any time shall be deposited by the Company or on its behalf with the Trustee, as paying agent or otherwise under this Indenture, shall be and are hereby assigned, transferred and set over to the Trustee in trust for the purpose for which such money shall have been deposited; but such moneys need not be segregated from other funds except to the extent required by law.

                        ARTICLE TWELVE.

            Immunity of Incorporators, Stockholders,
                    Officers and Directors.

	No recourse shall be had for the payment of the principal of, or the interest on, or the premium, if any, on, any Debentures, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation (either directly or through the Company or any successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Debentures are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Debentures or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Debentures.

                       ARTICLE THIRTEEN.

                Consolidation, Merger and Sale.

	SECTION 13.01. Subject to the provisions Of Section 6.09, nothing contained in this Indenture or in the Debentures shall be deemed to prevent the consolidation or merger of the Company with or into any other corporation, or the merger into the Company of any other corporation, or the sale by the Company of its property and assets as, or substantially as, an entirety, or otherwise; provided, however, (l) that, in case of any such consolidation or merger, the corporation resulting from such consolidation or any corporation other than the Company into which such merger shall be made shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the party of the first part hereto and shall become liable and be bound for, and shall expressly assume, by indenture in form satisfactory to the Trustee executed and delivered to the Trustee, the due and punctual payment of the principal of, and the interest on, all the Debentures then outstanding and the performance and observance of each and every covenant and condition of this Indenture on the part of the Company to be performed or observed, and (2) that, as a condition of any such sale of the property and assets of the Company as, or substantially as, an entirety, the corporation to which such property and assets shall be sold shall (a) expressly assume, as a part of the purchase price thereof, the due and punctual payment of the principal of, and the interest on, all the Debentures then outstanding and the performance and observance of each and every covenant and condition of this Indenture on the part of the Company to be performed or observed, and (b) simultaneously with the delivery to it of the conveyances or instruments of transfer of such property and assets, execute and deliver to the Trustee a proper indenture in form satisfactory to the Trustee, whereby such purchasing corporation shall so assume the due and punctual payment of the principal of, and the interest on, all the Debentures then outstanding and the performance and observance of each and every covenant and condition of this Indenture on the part of the Company to be performed or observed, to the same extent that the Company is bound and liable.

	SECTION 13.02. The Company will not consolidate with any other corporation or permit the Company to be merged into any other corporation or sell its property and assets as, or substantially as, an entirety except upon the terms and conditions set forth in this Article Thirteen. Upon any consolidation or merger, or any sale of the property and assets of the Company as, or substantially as, an entirety in accordance with the provisions of this Article Thirteen, the corporation formed by such consolidation or into which the Company shall have been merged or to which such sale shall have been made shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter from time to time such corporation may exercise each and every right and power of the Company under this Indenture, in the name of the Company or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by any board or officer of the Company may be done with like force and effect by the like board or officer of any corporation that shall at the time be the successor of the Company hereunder.
                             84



                      ARTICLE FOURTEEN.

                   Supplemental Indentures.

	SECTION 14.01. The Company and the Trustee may, from time to time and at any time, enter into such indentures supplemental hereto as shall be deemed by them necessary or desirable, for one or more of the following purposes:

	(a) To add to the covenants and agreements of the Company for the protection or benefit of the holders of Debentures;

	(b) To add appropriate provisions in the event of the pledge, mortgage or hypothecation of property or assets as security for the Debentures, as provided in
Section 6.04 or 6.09;

	(c) To evidence the succession of another corporation to the Company, or successive corporations, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company upon the Debentures and under this Indenture;

	(d) For any other purpose not inconsistent with the terms of this Indenture, or for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provisions, contained herein or in any supplemental indenture; and

	(e) To set forth the terms of the Debentures of any series in addition to the May 1, 1996 Debentures.

	The Trustee, to the extent permitted by Section 10.02, shall be fully protected in relying upon the request of the Company as proof of the necessity or desirability of any supplemental indenture provided for in this Section 14.01 and upon an officers' certificate and an opinion of counsel that such supplemental indenture complies with the provisions of this Section 14.01.

	SECTION 14.02. Subject to the terms and provisions contained in this Section, and not otherwise, the Company and the Trustee may execute such indenture or indentures supplemental hereto as shall be by the Company deemed necessary or desirable for the purpose of modifying or amending in any particular not provided for under Section
14.01 any of the terms or provisions contained in this Indenture or in any supplemental indenture or in any Debenture, with the consent of holders of sixty-six and two-
                             85


thirds percent in aggregate principal amount of the Debentures at the time outstanding and of the holders of sixty-six and two-thirds per cent in aggregate principal amount of the Debentures at the time outstanding of any series specifically affected by such modification or amendment in case one or more, but less than all, of the series of the Debentures then outstanding under this Indenture are so affected (subject to the provisions of Section 8.02); provided, that nothing herein contained shall permit, or be construed as permitting (a) the extension of the maturity specified by the terms of any Debentures issued hereunder, or the reduction of the rate of interest thereon or of the premium, if any, payable upon redemption thereof, or any other modification in the terms of payment of principal or interest or premium, without the express consent of the holders of such Debentures, or (b) the reduction of the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures at the time outstanding.

	If at any time the Company shall request the Trustee to enter into any supplemental indenture pursuant to the provisions of this Section accompanied by a resolution authorizing the execution thereof, the Trustee shall, at the expense of the Company, cause notice of the proposed execution of such supplemental indenture to be mailed to the holders of Debentures in the manner and to the extent provided in subdivision (c) of Section 9.01. Such notice shall briefly set forth the nature of the proposed supplemental indenture, and shall state that a copy thereof is on file at the principal office of the Trustee in the Borough of Manhattan, City and State of New York, for inspection by all holders of Debentures.

     SECTION 14.03. Whenever the Company shall deliver to the Trustee an instrument or instruments executed by the holders of at least sixty-six and two-thirds per cent in aggregate principal amount of the Debentures at such time outstanding and, where so required by the provisions of
Section 14.02, by the holders of at least sixty-six and two-thirds per cent in aggregate principal amount of the Debentures of any series at such time outstanding (subject to the provisions of Section 8.02), which instruments shall refer to the proposed supplemental indenture described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice as on file with the Trustee, together with an officers' certificate and an

                             86

opinion of counsel, thereupon, but not otherwise, the Trustee shall execute, subject to Section 10.02, such supplemental indenture in substantially such form, without liability or responsibility to any holder of any Debenture, whether or not such holder shall have consented thereto, and no holder of any Debenture shall have any right or interest to object to the execution of such supplemental indenture or to object to any of the terms or provisions therein contained, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

	Any consent given by the holder of any Debenture under this Article Fourteen may be revoked at any time by such holder or by his successor in title by filing written notice of such revocation with the Trustee at its principal office; provided, however, that such consent shall not be revocable after the time when the holders of sixty-six and two-thirds per cent in aggregate principal amount of the Debentures outstanding at such time and, where required by the provisions of Section 14.02, the holders of sixty-six and two-thirds per cent in aggregate principal amount of the Debentures of any series outstanding at such time, shall have consented to such supplemental indenture. No notation on any Debenture of the fact of such consent shall be necessary, but any such written consent by the holder of any Debenture shall be conclusive and binding on all future holders and owners of the same Debenture and of all Debentures delivered in exchange therefor, unless revoked in the manner hereinabove in this Section 14.03 provided.

	SECTION 14.04. Any supplemental indenture executed in accordance with any of the provisions of this Article Fourteen shall thereafter form a part of this Indenture; and all the terms and conditions contained in any such supplemental indenture as to any provisions authorized to be contained therein shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes, and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and all holders of outstanding Debentures shall thereafter be determined, exercised and enforced hereunder subject, in all respects, to such modifications and amendments; provided, however, that all modifications of or additions to the terms of this Indenture shall conform to the provisions of the Trust Indenture Act of 1939 as such Act shall be in effect at the time of execution of such supplemental indenture and that no such supplemental indenture shall modify the rights, duties and immunities of the Trustee without its written consent.

                             87


                       ARTICLE FIFTEEN.

                   Miscellaneous Provisions.

	SECTION 15.01. Nothing in this Indenture expressed or that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon or to give to any person or corporation other than the parties hereto and the holders of the Debentures any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and all covenants, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Debentures.

	SECTION 15.02. All Debentures paid or redeemed, or delivered to the Trustee for any sinking or other analogous fund provided for in this Indenture or any indenture supplemental hereto or otherwise retired or surrendered in exchange for new Debentures pursuant to any of the provisions of this Indenture, shall be canceled by the Trustee. Such canceled Debentures shall be delivered or disposed of as directly by the Company, and no Debentures shall be issued under this Indenture in lieu thereof. At the direction of the Company, the Trustee may deliver to the Company Debentures canceled by the Trustee or may destroy such Debentures and deliver a certificate of such destruction to the Company.

	SECTION 15.03. As evidence of compliance with the conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) which relate to the satisfaction and discharge of this Indenture or to any other action to be taken by the Trustee at the request or upon the application of the Company, the Company will furnish to the Trustee an officers' certificate stating that such conditions precedent have been complied with and an opinion of counsel stating that in his opinion such conditions precedent have been complied with.

	Unless herein otherwise expressly provided and to the extent permitted by Section 10.02, any order, notice, request, certificate or statement of the Company required or permitted to be filed with the Trustee or to be made or given under any provision hereof, shall be signed by the Chairman of the Board, or the President, or a Vice
President, and by the Treasurer, or an Assistant Treasurer, or by the Secretary, or an Assistant Secretary, or by the Controller, or an Assistant Controller of the Company.


                             88

	Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (l) a statement that the person making such certificate or opinion has read such condition or covenant;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with:

	SECTION 15.04. If any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

	SECTION 15.05. Any notice or demand authorized by this Indenture to be served on or given to the Company shall be sufficiently served or given for all purposes, if it shall be sent by registered mail to the Company addressed to it at 30 Rockefeller plaza, New York, New York 10020, or at such other address as may have been furnished in writing to the Trustee by the Company.

	SECTION 15.06. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

	SECTION 15.07. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance therewith.

	IN WITNESS WHEREOF, said Consolidated Natural Gas Company has caused this Indenture to be executed in its corporate name by its Chairman of the Board, or its President, or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary, or an Assistant Secretary, and said Manufacturers Hanover Trust
Company has caused this Indenture to be executed in its

                             89

corporate name by one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Trust Officer, all as of May l, 1971.

                CONSOLIDATED NATURAL GAS COMPANY,

                        By  H. C. Johnson
                              Chairman of the Board.

Attest:

    Robert R. Copp
    Secretary.

                                     (CORPORATE SEAL)


                    MANUFACTURERS HANOVER TRUST COMPANY,

                                By  T. C. CRANE
                                    Assistant Vice President.

Attest:

  P. F. KEARNS
          Assistant Trust Officer.

                                            (CORPORATE SEAL)



                             90


STATE OF NEW YORK, )
COUNTY OF NEW YORK,)  SS..

	On the 24th day of May, in the year 1971, before me personally came H. C. Johnson, to me known, who, being by me duly sworn, did depose and say that he resides at 76 Romer Road, Staten Island, New York; that he is the Chairman of the Board of CONSOLIDATED NATURAL GAS COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                     DORIS J. MARSHALL

                                     DORIS J. MARSHALL
                             Notary Public, State of New York
                                      No. 30-7730925
                                 Qualified in Nassau County
                           Certificate filed in New York County
                             Commission Expires March 30, 1972

STATE OF NEW YORK, )
COUNTY OF NEW YORK,)  SS.:.

	On the 24th day of May, in the year 1971, before me personally came T. C. CRANE, to me known, who, being by me duly sworn, did depose and say that he resides at 320 Watch Hill Road, Peekskill New York; that he is an Assistant Vice President of MANUFACTURERS HANOVER TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                        JAN E. PISTEK

                                        JAN E. PISTEK
                               Notary Public, State of New York
                                        No. 43-8382972
                                 Qualified in Richmond County
                             Certificate filed in New York County
                               Commission Expires March 30 1972






                      CONSOLIDATED NATURAL GAS COMPANY

                                CERTIFICATE


	I, Robert R. Copp, Secretary of CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation (hereinafter called the "Company"), DO HEREBY CERTIFY that the specimen fully-registered 8 -3/8%
Debentures Due May 1, 1996, appended hereto, in $1,000, $5,000, $10,000 and blank denominations, are true and correct copies of the forms of fully-registered Debentures submitted to and approved by the Board of Directors of said Company, at a meeting duly called and held on May 19,1971, at which a quorum was present and acting throughout, and that such action has not been in any manner rescinded or modified by said Board.

	I FURTHER CERTIFY that the facsimile signatures appearing on the specimen copies of said fully-registered Debentures are facsimiles of the genuine signatures of H.C. Johnson, Chairman of the Board, and Robert R. Copp, Secretary, respectively, of the Company.

	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Consolidated Natural Gas Company this 27th day of May, 1971.


                                              /s/ Robert R. Copp
                                     _____________________________________
							        Secretary


	I, John C. Stansbury, an Assistant Secretary of Consolidated Natural Gas Company, DO HEREBY CERTIFY that Robert R. Copp has been duly elected, has duly qualified, and this day is the Secretary of said Company, and has been the Secretary since December 31, 1970, and that the above signature is his genuine signature.

	WITNESS my hand and the seal of said Company this 27th day of May, 1971.




					              /s/ John C. Stansbury
					        ______________________________________
                                             Assistant Secretary